UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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XPERI INC.

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On May 2, 2024, Xperi Inc. (“Xperi”) issued an amended copy of its presentation in connection with its upcoming 2024 annual meeting of stockholders. A copy of the amended presentation is attached hereto as Exhibit 1.

Executing a Multi-Year Transformation to Drive Long-Term Shareholder Value MAY 2, 2024 Exhibit 1

Xperi recommends that shareholders vote for the incumbent slate of directors at the 2024 Annual Meeting What is This Proxy Fight About? Xperi is a leading product-focused entertainment technology company, creating extraordinary media experiences at home and on the go for millions of consumers around the world Since our separation from Adeia in October 2022, we have delivered promising results and notable product achievements One of our shareholders, Rubric Capital, nominated two director candidates for a contested election: one is the former CEO of an Xperi predecessor business that is no longer part of the Company, and the other is his close friend Rubric has offered no new ideas to improve our business, and the election of either of its candidates would remove accomplished directors and impede Xperi’s ongoing business transformation Despite Xperi’s extensive engagement and good faith effort to reach a resolution, Rubric rejected two reasonable settlement proposals and chose to proceed with its distracting and unnecessary proxy contest Xperi shareholders have the important opportunity to vote in support of Xperi management and incumbent directors as they continue to execute our revitalized strategy as a new independent company

Table of Contents I Executive Summary 4 II We Have Transformed Our Business in Response to Industry Disruption 16 III We Have the Right Strategy to Drive Growth and Value 31 IV Our Growth Strategy Is Delivering Results 41 V Our Board and Management Team Are Best Positioned to Oversee Our Strategy 53 VI Rubric’s Proxy Contest Is Unnecessary and Distracting 63 VII Conclusion 93 VIII Appendices 96

Section One Executive Summary

Executive Summary Xperi’s predecessor, Tessera, was facing industry-driven challenges; long-term prospects had diminished The Board took action to transform, reconfigure and reposition the Company The separation of Xperi and Adeia in 2022 provided the businesses the best opportunity to thrive For decades, Tessera’s core business was semiconductor IP licensing, but it began facing serious challenges Legal developments made patent enforcement difficult and more costly to pursue; accounting standards changed, creating instability in the company’s financial results; and many of Tessera’s original patents were expiring, limiting growth IP licensing revenue – already volatile – began to decline1 By 2016 (the end of Rubric candidate Tom Lacey’s tenure as Tessera’s CEO), it was clear that change was needed to reposition the business Tessera’s transformation began with the acquisition of DTS in 2016, which allowed the company to augment its product-oriented business The DTS acquisition also led to a leadership transition, with Jon Kirchner succeeding Tom Lacey in 2017, and a name change, from Tessera to Xperi Corp. The Board oversaw a comprehensive review of the business and worked with the new leadership team to develop a plan to scale the product business The merger of Xperi Corp. and TiVo in 2020 was critical to the strategy as it offered scale and expansion into new product markets Immediately following the TiVo merger, the Board approved the strategy of separating the product business from the IP licensing business Management implemented separate IT systems and financial reporting structures, along with separating other critical functions In 2022, the business separation created two new standalone public companies – Xperi (the product business) and Adeia (the IP licensing business) – that were each more focused and better positioned to succeed The separation has created value for shareholders Source: Xperi Corp. 10-K for the years ended December 31, 2016 and December 31, 2017.

Executive Summary (Continued) Xperi’s business is gaining momentum and growing Rubric’s candidates do not bring any skills that are not already well represented; their election would weaken the Board Shareholders should support Xperi’s incumbent Board and leadership team Xperi is focused on leveraging our core expertise in attractive, growing markets: IPTV, in-cabin entertainment and connected TV advertising These markets are supported by favorable long-term trends, including the proliferation of streaming services, smart TVs and connected vehicles and the growth of the subscription economy Our strategy is working; as an independent product-focused company, we have delivered significant revenue and margin growth We are outperforming our peers and the market is recognizing our progress Rubric is seeking to replace half of our independent directors (including Chair of the Board and Chair of the Nominating and Corporate Governance Committee) without offering any meaningful ideas for improving our business Mr. Lacey’s experience at Tessera is not relevant because Xperi no longer has an imaging or IP licensing business We have tried in good faith to reach a resolution with Rubric, but Rubric insists that Mr. Lacey be appointed Chair of the Board The election of Rubric’s candidates would remove two accomplished and engaged directors and weaken the Board The Board acted decisively to reposition the business in response to evolving industry dynamics Xperi is making progress as a product-focused company and delivering results Rubric has offered no new ideas for improving the business The Board is thoughtful about its own composition and had identified two new exceptional candidates it intended to nominate this year just as Rubric began its activism campaign

Overview of Xperi Inc. (NYSE: XPER)

Xperi invents, develops and delivers technologies that enable extraordinary entertainment experiences

- Through a series of transactions, including a transformative merger with TiVo in 2020 and a spin in 2022, the Company has evolved from primarily a semiconductor and IP licensing company to a product-focused entertainment technology company
- Our technology powers smart TVs, connected cars and entertainment experiences for millions of consumers
- We are shifting our business mix to focus on attractive long-term growth opportunities that leverage our innovations in personalized content discovery, audio and media technology

2023 Revenue by Product Category ($M)[1]


$49
$95
$245
$132
Pay-TV
Consumer Electronics
Connected Car
Media Platform

2023 Revenue by Geography ($M)[1]


$61
$32
$36
$41
$268
$83
U.S.
Japan
Europe and Middle East
China
Latin America
Other

Summary Data[1,2]

Market Value ($M)	$475
Enterprise Value ($M)	$411
Cash & Cash Equivalents ($M)[3]	$154
2023 Revenue ($M)	$521
2023 Adjusted EBITDA ($M)[4]	$35
EV/2023 Revenue	0.8x
EV/2023 Adjusted EBITDA[4]	11.9x
Employees	~2,100

1. Source: FactSet and Xperi Form 10-K, filed with the SEC on March 1, 2024.
2. Market data as of April 29, 2024. All other data as of December 31, 2023. See Appendix for reconciliations.
3. Includes $12 million in cash classified as assets held for sale.
4. See Appendix for further information and reconciliations on supplemental non-GAAP Adjusted EBITDA

7

XPERI

History of Xperi Inc. and Its Predecessors

Xperi today is the result of several mergers, acquisitions and separations intended to complement and strengthen product offerings and reposition the Company for long-term growth


TESSERA
XPERI. Corporation
XPERI. Holding
XPERI. Inc.
adeia

1990	Tessera, Inc. founded as a developer of semiconductor packaging technology
1999	Tessera discontinues most of its packaging activities, refocusing on licensing its intellectual property
2003	Tessera goes public as Tessera Technologies, Inc., raising approximately $100 million in its IPO[1]
2008	Tessera acquires FotoNation to augment its consumer optics business and capitalize on mobile device growth
2013	Tom Lacey is appointed to the board of Tessera through a settlement with Starboard Value and is appointed interim CEO a few days later before being appointed on a permanent basis in December 2013
2016	Tessera acquires DTS, which was led by its Chair and CEO Jon Kirchner, combining DTS's audio products with Tessera's IP portfolio and imaging business
2017	Jon Kirchner appointed CEO, replacing Tom Lacey; the combined company changes its name to Xperi Corporation
2020	Xperi and TiVo merge, forming Xperi Holding Corp.
2021	Xperi Holding Corp. acquires MobiTV assets, expanding its subscriber footprint in the IPTV market
2022	Xperi Holding Corp. acquires Vewd Software, accelerating the deployment of TiVo OS for smart TVs
2022	**Xperi Holding Corp. completes the separation of its product business from its IP licensing business** and spins off its product business as standalone public company, Xperi Inc.; IP licensing business continues as a separate company under a new name, Adeia

1. *Source: Tessera Technologies Form 10-K, filed with the SEC on March 8, 2004.*

8

We Have Transformed and Strengthened the Company

We have continued to take action to reposition Xperi as we prepared for and executed the separation

	2020	2021	2022	2023	2024
	Xperi Holding		Xperi Inc.		
Strategic Changes	• **Completed the merger with TiVo** to create a global leader in entertainment technology and IP licensing	• **Acquired MobiTV assets** to strengthen TiVo's position in the IPTV Pay-TV market	• **Acquired Vewd** to accelerate scale and deployment of TiVo OS • **Completed the separation** to become an independent product-focused company	• **Announced the sale of the AutoSense in-cabin safety and imaging business** to create a more focused, streamlined company	• Initiated a formal **strategic review process for Perceive**, our edge AI business
Board, Leadership & Governance Changes	• Integrated the Legacy Xperi and TiVo management teams, adding Matt Milne as **new Chief Revenue Officer**	• **Conducted a materiality assessment** to determine the ESG issues that are most relevant to our business and stakeholders	• Released **first annual ESG report** • **Appointed Becky Marquez** as Chief Legal Officer and Corporate Secretary	• **Identified two new independent directors** with content monetization and capital allocation expertise	• **Proposed to adopt simple majority voting** requirements to amend charter and bylaws
Commercial Successes	• **Launched TiVo Stream 4K**, **Deep Discovery** (video metadata for IPTV) and **AutoStage** (connected radio)	• Launched **IMAX® Enhanced on LG soundbars and Vestel TVs** • Announced **agreement with Toyota to incorporate HD Radio** in new vehicles	• **Announced first design win** with OEM for TVs powered by TiVo • Achieved **first design win for DTS AutoStage Video Service**	• Launched the **first OEM-branded TVs powered by TiVo** • **Won three new AutoStage contracts** with major automotive partners	• **Launched TiVo Broadband** (streaming platform) and **signed four new operators**

9

XPERI

We are continuing to make progress on increasing revenue and improving profitability Our Actions Are Driving Growth and Strong Performance Year-Over-Year Revenue Growth1 Adjusted EBITDA1,2 EV/FY+1 Multiple3 Through Q4 2023, we have delivered five consecutive quarters of year-over-year revenue growth since the separation We ended 2023 with our highest quarterly Adjusted EBITDA since the separation Our valuation multiple has increased since the separation as the market begins to recognize our progress and our stock is purchased by fundamental owners Source: Xperi earnings releases for the quarters ended June 30, 2023, September 30, 2023 and December 31, 2023. See Appendix for further information and reconciliations on supplemental non-GAAP Adjusted EBITDA. Source: FactSet. Data as of April 29, 2024. “Q4 2022” data as of December 31, 2022.

Our Actions Are Driving Growth and Outperformance (Continued)

Our recent total shareholder returns generally exceed those of our peers

Year-to-Date Total Shareholder Return[1]


(3%)
(28%)
(4%)
XPERI
Performance Peers
ISS Peers

1-Year Total Shareholder Return[1]


13%
(9%)
(1%)
XPERI
Performance Peers
ISS Peers

Total Shareholder Return Since 12/31/22[1]


25%
(4%)
6%
XPERI
Performance Peers
ISS Peers

1. Source: FactSet. Data as of April 29, 2024. "ISS Peers" include A10 Networks, Adeia, Appian, Blackbaud, BlackBerry, Commvault Systems, Everbridge, InterDigital, OneSpan, Rimini Street, SecureWorks, SolarWinds, Upland Software, Varonis Systems, Verint Systems, Yext and Zuora. "Performance Peers" refer to the comparable public companies referenced during Xperi's 2022 Investor Day presentation on September 20, 2022, and include Amdocs, Brightcove, Cerence, Dolby Laboratories, Harmonic, Roku and Vizio. Vizio TSR as of February 12, 2024, the last trading day prior to rumors of its acquisition by Walmart. Peer data refers to median.

11

XPERI

We are expecting continued growth and margin expansion in 2024 as we advance our business transformation We Expect Our Momentum to Continue Revenue ($M)1,2 Adjusted EBITDA Margin1,2 Excluding the impact from the sale of our AutoSense/Imaging business, we expect to grow revenue for the second consecutive year in 2024 We increased our Adjusted EBITDA margin substantially in 2023 and reached a record high of approximately 10% in the fourth quarter; we believe we can continue to expand margins in 2024 Source: Xperi Form 10-Ks and earnings releases for the years ended December 31, 2022 and December 31, 2023. See Appendix for further information and reconciliations, including on supplemental non-GAAP Adjusted EBITDA. FY 2022 Adjusted EBITDA is based on carve-out financial numbers from the former parent company for the first three quarters of the year. Actual costs for a standalone public company would have been higher, bringing the Adjusted EBITDA margin closer to breakeven.

Rubric Has No New Substantive Suggestions for Improving Xperi Although Rubric is seeking to replace half of our independent directors, it has yet to present a meaningful idea for improving our business that Xperi is not already pursuing Category of Rubric’s Suggestions Rubric’s Suggestions that Xperi Is Already Pursuing Rubric’s Suggestions that Xperi Is Not Already Pursuing Strategy NO RUBRIC SUGGESTIONS NO RUBRIC SUGGESTIONS Capital Allocation Xperi should consider divesting all or part of Perceive (our edge AI business) NO RUBRIC SUGGESTIONS Operations Xperi should improve margins NO RUBRIC SUGGESTIONS Board & Governance Xperi should add new perspectives to the Board Xperi should align pay with performance NO RUBRIC SUGGESTIONS

Rubric’s nominees would not bring any relevant experience that our incumbent directors do not already possess Rubric’s Nominees Will Not Add Value Deborah Conrad Retired Thomas Lacey Private Semiconductor Company Director Marketing experience is duplicative of current director Chris Seams (former head of sales and marketing at Cypress) Most recent experience is in healthcare marketing, which is not relevant to our business No experience in media and entertainment No experience in any of our growth areas, including IPTV, content monetization or Connected Car No capital allocation experience Has never served on the board of a public company Does not own any Xperi stock1 Semiconductor and IP licensing expertise is not relevant to Xperi today; business was completely different when Mr. Lacey was CEO No experience in any of our growth areas, including IPTV, content monetization or Connected Car Previously made an unsolicited, unfinanced and highly conditional bid for the Company after our merger with TiVo was announced, and then walked away without formally withdrawing his proposal, which created disruption and confusion Told us in March that he did not have any ideas for the business and would need to learn more Not a meaningful owner of Xperi stock1 Per Rubric’s Definitive Proxy Statement, filed with the SEC on April 17, 2024, Ms. Conrad owned 0 Xperi shares while Mr. Lacey owned 4,208 shares as of the record date.

Shareholders Should Support Xperi’s Board of Directors Our Board Has Driven Change Our Board Is Best Positioned to Continue to Oversee Our Strategy Our Board has been executing a multi-year transformation to reposition Xperi’s business in response to shifting industry dynamics Over the course of this strategic transformation, we have dramatically shifted our business away from IP licensing towards attractive and growing markets for our entertainment technology products through a series of mergers, acquisitions and spin-offs Since our separation less than two years ago, we have delivered results across each of our businesses, winning customers, increasing our subscriber base and driving profitable growth We are early in our journey as an independent public company, and we have more work to do, but our strategy is working and momentum is building Our Board consists of engaged directors who hold management accountable and who collectively own a meaningful amount of Xperi stock The Board advanced a plan to augment the Board before Rubric began its proxy contest, identifying two new candidates with critical experience in ad monetization, digital marketing, capital allocation and automotive technology The Board is open to all paths to maximizing shareholder value, as evidenced by its recently announced review of strategic alternatives for the Perceive business Rubric’s candidates would not bring any skills or experience that are not already represented on the Board or that the new Board-identified candidates are not better qualified to provide

Section Two We Have Transformed Our Business in Response to Industry Disruption

Legal, regulatory and other developments rendered Tessera’s IP business less viable than it once was Tessera’s IP Business Was Facing Challenges Under Prior Management The legal environment shifted and IP licensing became more challenging ASC 606 significantly changed revenue recognition standards Many of Tessera’s semiconductor IP patents were expiring In the early 2000s and into the 2010s, patent licensing and litigation grew,1 including in the semiconductor industry IP licensing and patent litigation became a viable and lucrative business, attracting significant investment capital2 However, in 2011, Congress passed the America Invents Act which, along with several significant court decisions, made it more difficult and more expensive for patent holders to pursue patent infringement claims Consequently, IP licensing companies lost significant leverage in negotiating with licensors, making the IP licensing business more challenging In 2015, the FASB codified a new revenue recognition standard, ASC 606, which took effect in December 2017 for public companies Under ASC 606, revenue under fixed-fee and minimum-guarantee contracts is generally recognized in the quarter the contract is signed The new standard created higher volatility in revenue recording, creating spikes when contracts were signed and leading to timing differences between revenue recognition and cash collection The new accounting standard had a significant impact on timing for semiconductor IP licensing revenue Many of Tessera’s original patents expired in the early 2010s As a result, the company faced challenges renewing IP licenses and growing the license base with its original semiconductor packaging portfolio Consequently, Tessera needed to pivot to other sources of revenue Source: Owen Byrd and Brian Howard, “2013 Patent Litigation Year in Review,” Lex Machina. Source: Bruce Berman, “Public IP companies (PIPCOs) – a business model whose time has come,” Intellectual Asset Management, March/April 2013.

Tessera's IP Business Was Facing Challenges Under Prior Management (Cont'd)

After the IP licensing outlook changed dramatically, companies needed to adapt to ensure long-term viability

Patent Cases Filed[1]



-10% CAGR
2,833
3,799
4,254
5,892
6,487
5,216
5,967
4,681
2009
2010
2011
2012
2013
2014
2015
2016

Total Market Value of Public IP Sector ($B)[2]



$20.0
$15.0
$10.0
$5.0
$0.0
September 2011
America Invents Act signed into law
September 2012
Patent Trial and Appeal Board established
March 2013
America Invents Act becomes effective
June 2014
Alice Corp. v. CLS Bank Int'l
July 2015
In re Cuozzo
2009
2010
2011
2012
2013
2014
2015
2016

"[The] golden age of public patent licensing companies was short lived largely because of the implementation of the America Invents Act, which resulted in a nascent Patent Trial and Appeal Board (PTAB) and unsympathetic courts."[3]

— Bruce Berman, CEO, Brody Berman Associates, March 8, 2021

1. Source: United States Patent and Trademark Office.
2. Source: FactSet. Data runs from January 2, 2009 to September 19, 2016, the day before Legacy Xperi's acquisition of DTS was announced. See Appendix for Public IP Sector constituents.
3. Source: Bruce Berman, "Managing the Perils of Public IP Company Ownership," IPWatchdog, March 8, 2021.

18

XPERI

We have been executing a transformation to ensure the Company’s long-term viability We Are Executing Multi-Year Transformation to Strengthen the Business Accelerated the Shift (2017) Transformed the Business (2017-2022) Optimized the Business (2022-Present) Completed integration of Tessera and DTS to offset the challenges in the IP licensing business and accelerate the shift to product-focused businesses Met synergy targets and drove further cost reductions Rebranded as Xperi to reflect shift away from legacy semiconductor IP business to audio and video technology that drives “experiences” Executed CEO transition, bringing in leadership with experience more relevant to the Company’s new direction Initiated comprehensive review of markets and technology segments to narrow focus around core expertise Adopted new revenue accounting standard, with new KPIs Accelerated investments in new technologies to drive growth Completed merger and integration with TiVo Prepared product and IP licensing businesses for separation Completed the separation of Xperi and Adeia as independent public companies Sold AutoSense and imaging business to allow the Company to focus attention and investment dollars on high-growth, high-return entertainment solutions Continued to advance our long-term strategy with important customer wins in our media platform, connected car, consumer electronics and IPTV businesses Initiated a strategic review of Perceive to ensure the value of that asset is maximized

By the end of Mr. Lacey’s tenure, and afterward, our core IP licensing business was under pressure and our financial performance was deteriorating; the new CEO, Mr. Kirchner, was tasked with repositioning the business We Transitioned Leadership Amid a Challenged Environment Mr. Lacey was appointed CEO of Tessera as the IP licensing business was entering a period of sustained decline As the challenges facing Tessera’s core IP licensing business became more apparent, the board determined that change was needed In December 2016, Tessera completed its acquisition of DTS, a leading audio solutions company The acquisition diversified Tessera’s business away from IP licensing and towards consumer technology products Six months after the DTS deal was completed, the board appointed Jon Kirchner as CEO to oversee the complex business integration Within the first year of combined operations, Xperi Corp. achieved its synergy targets ($15 million in annualized cost synergies) and continued leveraging complementary customer channels and technologies for further cost reductions Source: Xperi Corp. Form 10-K for the years ended December 31, 2016 and December 31, 2019. Source: Tessera Technologies Form 10-K for the year ended December 31, 2015 and Xperi Corp. Form 10-K for the year ended December 31, 2016. Tessera/Xperi Corp. IP Licensing Revenue ($M)1 Tessera GAAP Earnings per Diluted Share2

We Merged with TiVo to Create a Stronger Foundation

The merger of Xperi and TiVo combined two leading product businesses and created a foundation for the IP licensing business with TiVo's media IP to create a scaled, diversified company that was better positioned to compete in an evolving market

	XPERI Standalone	XPERI + TiVo
Growth Opportunity	Limited to certain portions of the audio and imaging value chain	**Expanded and accelerated OEM relationships, increased technology and R&D capabilities and enhanced scale**
Scale	~$400 million in revenue and ~$150 million in operating cash flow	**~$1+ billion in combined product and IP licensing revenue and ~$250+ million in operating cash flow**
Business Configuration	Sub-scale product business and declining IP licensing businesses	**Two large businesses (product and IP licensing) that could be reconfigured into focused, standalone companies**
IP Portfolio	~5,000 patents and applications focused on semiconductor, imaging and audio solutions	**10,000+ patents and applications across consumer electronics, semiconductor, imaging, audio, Pay TV and new media**
Financial Profile	Profitable and cash-generative, but with limited long-term growth prospects	**Improved financial and credit profile with more stable and diversified cash flow**

21
XPERI

Mr. Lacey made a highly conditional, unfinanced and unsolicited bid to buy our predecessor company after we had already announced the TiVo merger and were subject to a no-shop clause Mr. Lacey Tried (Unsuccessfully) to Disrupt this Important Transaction As the unsolicited acquisition proposal from Metis Ventures prompted a significant amount of investor questions and meeting requests, Xperi management worked to address individual concerns and prepared materials for related discussions with ISS and Glass Lewis Two months after the TiVo merger was signed, Metis Ventures – an investment fund managed by Mr. Lacey – made an unsolicited, non-binding proposal to acquire Xperi Corporation and quash the merger deal The Xperi-TiVo all-stock merger deal was subject to a no-shop clause Metis’ proposal was unfinanced and highly conditional The Board was unable to conclude that Metis’ proposal would lead to a superior proposal for shareholders and informed Metis that it did not intend to engage in further discussions Metis, however, did not withdraw its proposal Instead, it gave no further public or private response, which we believe led to significant confusion among Xperi’s shareholders Xperi’s board of directors has unanimously determined that, based on the current non-binding terms and conditions, as well as lack of information, it is unable to conclude at this time that Metis Ventures’ non-binding proposal is reasonably likely to lead to a Superior Proposal…”1 Source: Xperi Corp. Press Release, February 24, 2020.

The separation of Adeia and Xperi created two focused companies better positioned for long-term growth Our Separation Helped Optimize Xperi as a Standalone Business The combination of Legacy Xperi and TiVo expanded the product and IP licensing businesses, but having both businesses under one umbrella was not an intended long-term solution While their respective product and IP licensing businesses were highly complementary, the product businesses had different growth opportunities, capital needs and market positions than the IP licensing businesses Moreover, there were some dissynergies between the businesses; for example, the fact that the IP licensing business was (or could become) involved in active litigation with many large electronics OEMs, media companies and content providers made it challenging for the product business to renew existing contracts or to sell new business to these parties, limiting the potential customer base The product and IP licensing businesses were also valued differently by investors and had different natural owners and financial profiles Maxim Group, for example, applied a 5.0x revenue multiple to the product business and 3.5x to the IP licensing business in its August 2021 sum-of-the-parts analysis The Board recognized that a separation of the product and IP licensing businesses was the best way to position each business for long-term growth and value creation Soon after the merger with TiVo was complete, the Board began preparing to reconfigure the business for a separation Management implemented separate IT systems and financial reporting structures, along with other critical functions By mid-2022, the IP licensing and product businesses were operating as independent entities within Xperi Holding Corp. In October 2022, we completed the separation of Xperi and Adeia

Our Separation Helped Maximize Overall Value

The separation was supported by a compelling strategic rationale and has driven value for shareholders

Simplified operations and **enhanced strategic clarity and management focus** of each entity

Facilitated the development of **capital allocation strategies** based on each company's distinct operating model and opportunity set

Provided shareholders **two distinct , pure-play investment opportunities**, which should provide each company its **optimal shareholder base and improved valuation**

Allowed management of each company to **pursue commercial opportunities without concern for friction and conflicts** with customers

Established a **more predictable financial model for each company**, one with more stable, consistent growth, and one with high profitability, but more episodic revenue

Xperi/Adeia Combined Market Value ($M)[1]



10% CAGR
$1,474
$1,707
$1,173
$534
Q3 2022
(At Spin-Off)
Q1 2024
Xperi Holding
Xperi Inc.
Adeia

1. Source: FactSet. Data represents combined market value of Xperi Inc. and Adeia Inc. as of September 30, 2022 and March 31, 2024.

24

XPERI

Analysts Understood the Potential Value of the Separation The separation of the two businesses should allow the markets to appropriately price each stock. This should lead to a higher overall valuation compared to when the companies were together.…”1 Overall, we see this separation as a positive step for both sides of the current Xperi, as it will enable it to invest in different growth strategies with the transparency that both businesses will benefit from.”2 XPER has the potential to drive low double-digit top-line growth at strong margin for years to come, with much of the heavy lifting completed prior to the spin off.”3 We attended XPER's analyst day, where the Company detailed plans for the upcoming spin… We came away encouraged by the outlook for each independent business.”4 Source: BWS Financial Research Note, October 6, 2022. Source: Craig-Hallum Capital Group Research Note, September 21, 2022. Source: Maxim Group Research Note, October 11, 2022. Source: Stephens Research Note, September 21, 2022.

We shifted our business configuration to adapt to industry transitions; as a result, Xperi today is very different from the Tessera that Mr. Lacey led as CEO We Have Optimized Our Business Configuration Over Time Businesses Mr. Lacey led Now part of Xperi Now part of Adeia Subsequently sold or discontinued Acquisition of Merger with

It Took Time for Our Stock to "Season" Post-Separation…

There was a natural period of volatility before the relative values of each company settled following the spin-off

- As is common, the relative value of the two companies shifted in the months following the spin, but **total value remained roughly constant**
- During this "seasoning" period post spin, Xperi's stock price declined, but not for reasons relating to performance:
  - The shareholder bases of each company rotated; some investors bought in, and others exited
  - Investors had to analyze the proper split in value between the two parts of the once-combined business
  - There was less research coverage to assist investors with the value split[2]
  - Xperi did not release standalone financials until February 2023

Total Market Value of Xperi vs. Adeia Post-Spin in October 2022[1]



$2,000
$1,500
$1,000
$500
$0
~$1,374M
Total Value
Stable total equity value
~$1,358M
Total Value
~45%
Relative Value
Relative value shift
~27%
Relative Value
Oct. 3
Oct. 17
Oct. 31
Nov. 14
Nov. 28
Dec. 12
Dec. 26
XPER
ADEA

1. Source: FactSet. Data runs from October 3, 2022 to December 31, 2022.
2. Xperi did not have any sell-side research coverage until a week after the separation, and only had one covering analyst until November 9, 2022.

27

XPERI

In January 2024, we divested AutoSense after the long-term opportunity of that business in our hands had diminished We Continue to Strengthen and Reposition the Company We began developing AutoSense in 2017 as a means of leveraging our imaging expertise and capturing the emerging opportunity in automotive in-cabin activity awareness While we developed that business successfully and won new customers, there have been two important changes over the last 18 months that negatively impacted the long-term opportunity of AutoSense in our hands: Due to the growing importance of these products as critical safety systems, our OEM partners increased their expectations of the support they wanted us to provide, which significantly increased our costs The increasingly competitive environment negatively impacted pricing relative to our initial projections As a result of these changes, we could no longer justify continued investment Accordingly, in mid-2023, we began a process to evaluate strategic alternatives for AutoSense In December 2023, we reached an agreement to sell AutoSense to Tobii, an eye tracking and attention computing company; the transaction was immediately accretive to Adjusted EBITDA

We are evaluating strategic alternatives for Perceive to help ensure that we are maximizing the opportunity of this valuable asset We Continue to Strengthen and Reposition the Company (Cont’d) In Q1 2020, we announced a new subsidiary, Perceive, which was created to develop edge AI solutions Perceive leverages our legacy imaging knowledge and our machine learning experience We have achieved several strategic milestones, advancing Perceive from a stealth-mode start-up to a viable commercial business and then generating revenue just over three years after that However, while the opportunity for Perceive is significant, so too is the need for continued investment To fully exploit this opportunity would require significant resources and continued investment in R&D, distribution, marketing and other functions In 2023, we engaged an independent financial advisor to help us evaluate options to maximize the value of Perceive On their advice, we announced that we had initiated a formal process to explore strategic alternatives for Perceive in February 2024 We also recently announced that the Board has authorized a $100 million share repurchase program In the meantime, we have begun to recognize revenue for Perceive, and we have also reduced our expenses; as a result, our cash burn related to Perceive has decreased by approximately 75% since Q1 2023

Analysts Are Supportive of Our Recent Strategic Initiatives

"The sale of AutoSense and the imaging product **should enhance the business focus and operating structure.**"[1]

BEATING WALL STREET

"[The] **divestiture of AutoSense improves the profit profile**… While the return for the asset requires patience, **it's logical to remove the inflating costs from the P&L and seek a path to monetization.**"[2]

CRAIG-HALLUM CAPITAL GROUP LLC

"Both the in-cabin automotive safety business and Perceive represent large market opportunities, but require significant additional investment… We believe **XPER's narrowing focus on the growing media platform business is a positive**… The **market opportunity in media is substantial and seemingly more imminent** than both in-cabin automotive safety and AI chips."[3]

MAXIM GROUP

"[T]he sale of the AutoSense business and the process around a potential sale of all or part of the Perceive business **removes a significant layer of costs, setting the stage for margin expansion**…"[4]

ROSENBLATT

1. Source: BWS Financial Research Note, February 29, 2024.
2. Source: Craig-Hallum Capital Group Research Note, February 29, 2024.
3. Source: Maxim Group Research Note, February 29, 2024.
4. Source: Rosenblatt Research Note, February 29, 2024.

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XPERI

Section Three We Have the Right Strategy to Drive Growth and Value

Today, We Have Four Attractive and Growing Businesses

Our technology powers smart devices, connected cars, entertainment experiences and more, driving value for our partners, customers and consumers

1 Pay-TV

Provides user experience solutions for TV consumption:

- Interactive programming guides
- IPTV solutions
- Discovery solutions
- Consumer hardware and subscriptions

Revenue ($M)[1]



$165
$263
$249
$245
2020
2021
2022
2023

2 Consumer Electronics

Provides in-home and mobile audio technology solutions:

- DTS:X for cinema, TVs and mobile
- DTS Headphone:X for on-the-go
- IMAX® Enhanced[2] for home devices
- DTS Play-Fi for wireless home audio

Revenue ($M)[1]



$112
$100
$128
$132
2020
2021
2022
2023

3 Connected Car

Provides in-cabin media entertainment for cars:

- HD Radio for AM/FM broadcast
- DTS AutoStage infotainment platform for music and video
- Music metadata
- In-cabin audio solutions

Revenue ($M)[1]



$79
$88
$84
$95
2020
2021
2022
2023

4 Media Platform

Provides video entertainment and enables advertisers:

- TiVo OS for smart TVs
- Ad-supported content
- Monetized music and video data

Revenue ($M)[1]



$20
$36
$40
$49
2020
2021
2022
2023

1. *Source: Xperi Form 10-Ks for the years ended December 31, 2022 and December 31, 2023.*
2. *IMAX® Enhanced is a certification and licensing program operated by IMAX Corporation and DTS, Inc.*

32

XPERI

We serve many of the world’s leading automobile manufacturers and consumer audio, video and gaming technology companies, and we are continuing to grow our customer base Our Customers Include the World’s Most Recognized Brands Pay-TV Consumer Electronics Connected Car Media Platform 1 2 3 4

We Are Focused on Augmenting Our Solution Set…

We are prioritizing growth opportunities where we see strong potential and differentiation

	Core Solutions	Growth Solutions
1 Pay TV	• Search & Discovery • Classic Guides • Consumer Hardware & Subs	A **TiVo Video-Over-Broadband (IPTV Streaming)**
2 Consumer Electronics	• DTS:X • IMAX® Enhanced • Audio	
3 Connected Car	• HD Radio • Music Metadata	B **DTS AutoStage (In-Cabin Entertainment)**
4 Media Platform		C **TiVo OS (Connected TV Advertising)**

34

XPERI

…Which We Believe Will Drive Significant Growth

We expect our most attractive opportunities to accelerate significant revenue growth over the next few years


12-15% CAGR
Growth: ~50% CAGR
Core: ~-5% CAGR
$471M[1]
+4% Y/Y
+32% Y/Y
-2% Y/Y
$492M[1]
2022
2023
3-5 Years from 2022
Core Solutions
Growth Solutions

- Ⓐ **Customer shift to Streaming**
- Ⓑ **Proliferation of AutoStage automotive solutions**
- Ⓒ **Monetization revenue growth from TiVo OS**

Core products and services provide business support and profit for growth investments

1. *Note: Excludes revenue from AutoSense and related imaging business (sold in January 2024) of $30.8 million in 2022 and $28.9 million in 2023.*

35

XPERI

Key Growth Opportunity: IPTV Streaming A Global Market for IPTV ($B)1 Consumer preferences for video content delivery are rapidly shifting from linear broadcast to over-the-top platforms The proliferation of streaming services, growing availability of high-speed internet and increasing demand for video-on-demand services is driving rapid growth in the IPTV market Approximately 80% of broadband usage is for home video consumption, but with streaming services proliferating, finding content is increasingly cumbersome By providing an improved user experience, we help cable operators retain customers that they might otherwise lose to cord-cutting and convert existing lower-ARPU cable households to higher revenue-generative IPTV households We are also able to capture the growing portion of ad spend allocated to streaming, capturing revenue from ad-supported content and in-guide advertising units Source: Omdia Technology Pay TV & Video Revenue by Platform 2023 – 2028.

Key Growth Opportunity: In-Cabin Entertainment B Infotainment Market ($B)1 The in-vehicle infotainment market is expanding rapidly as more vehicles connect to the Internet, turning the cabin into a personal entertainment space and driving sustained demand for infotainment More than 70% of new vehicles are projected to be capable of broadband activity by 2025; by 2028, that number is expected to grow to more than 90% We have longstanding relationships with automotive manufacturers who have adopted our HD Radio solution deployed in over 100 million vehicles Now, we are leveraging our media platform solutions to incorporate internet metadata, search and discovery and TiVo’s video capabilities to enhance the automotive experience and drive long-term monetization Source: ReportLinker, August 3, 2023.

Key Growth Opportunity: Connected TV Advertising C Global Ad Spend on CTV In-stream Ads ($B)1 There is still a significant gap between viewership and ad spend on streaming, but that gap is expected to narrow Large technology companies see smart TVs and the Connected TV (“CTV”) advertising opportunity as their next frontier to extend their ecosystems by turning consumer viewing habits into monetizable data assets However, most OEMs lack either the scale or ability to develop their own video service infrastructure These dynamics create an opportunity for an independent, neutral streaming platform – like TiVo OS – to better service consumer content and meet OEMs’ needs Our media platform leverages the growth of smart TVs and the increasing amount of ad spend dedicated to this medium Source: PwC Global Entertainment and Media Outlook 2023-2028.

We expect our key markets to deliver approximately $200 million in incremental revenue in 2026 We Expect These Markets to Drive Long-Term Growth A B C IPTV Streaming In-Cabin Entertainment Connected TV Advertising / Media Platform FY 2023 2026E FY 2023 2026E FY 2023 2026E Active Footprint 1.9M >2.8M ~5M >10M <1M >7M Streaming Hours 3.0B ~5.4B - - 140M >5B ARPU $32 ~$40 ~$1 >$2 <$10 $20-$30 Revenue $60M $100M+ ~$5M $20M+ $49M1 $190M+ ~$114M $310M+ Annual Revenue Media Platform revenue is the combination of TiVo OS, TV viewership data, IPG/CTV advertising and Vewd licensing business.

We believe that operating leverage from increased growth along with reduced burn and cost savings from the completion of transformation and separation activities will drive margin expansion We Expect Growth to Lead to Higher Margins Reduced burn on high-growth initiatives Completion of cost transformation and separation related activities Operating leverage from growth in high-margin revenue ~Breakeven 7% ~25%-30% Adj. EBITDA Margin See Appendix for further information and reconciliations on supplemental non-GAAP Adjusted EBITDA. 1 1

Section Four Our Growth Strategy Is Delivering Results

We Are Delivering Results Across Each of Our Businesses

We are executing well across our organization, and our recent strategic milestones position Xperi for future growth

1 Pay TV	▪ Recently launched TiVo Broadband and TiVo+ free ad-supported TV and signed four new operators: Buckeye Broadband, Blue Stream Fiber, Blue Ridge Communications and Bluepeak ▪ Signed new Video-over-Broadband agreements with Summit Broadband, Hawaii Telecom, and EverFast Fiber ▪ Continued momentum in IPTV growth, reaching 1.9 million subscribers at the end of 2023
2 Consumer Electronics	▪ Partnered with TPV to launch the latest DTS Play-Fi Home Theater enhancements in new Philips TVs ▪ Partnered with LG Electronics to integrate DTS:X audio technology into LG's OLED and Premium LCD TVs ▪ Signed several multiyear IMAX® Enhanced license agreements with major consumer electronics manufacturers, including Sony, Hisense and Xaomi
3 Connected Car	▪ Recently announced that DTS AutoStage is enhancing its platform to include gaming capabilities ▪ DTS AutoStage has expanded into more OEM vehicle models, including BMW, Ford and Harley Davidson ▪ BMW Group announced the deployment of DTS AutoStage Video Service Powered by TiVo across models in the U.S., Great Britain, Germany, France, Italy, Spain, South Korea and coming soon in Japan
4 Media Platform	▪ Recently announced TiVo OS agreements with global OEMs, including Vestel, Konka, Sharp and Skyworth ▪ Vestel, TiVo's first OEM partner, is now shipping Smart TVs powered by TiVo across Europe, with plans to continue expanding geographically through 2024 under more than a dozen major brands

42

XPERI

We Are Offsetting the Secular Decline of Core Pay TV with IPTV Growth 1 Video-Over-Broadband Subscribers (M)1 Video-Over-Broadband Revenue ($M)1 Our core Pay TV business is expected to decline at a predictable rate of low-single digits every year Consumer preference has shifted away from linear TV toward streaming services, affecting the entire market To offset that decline, we developed TiVo IPTV, a cloud-enabled, end-to-end streaming service for linear video and broadband-only households, which represent a large and growing market As viewing habits continue to evolve, consumers are starting to show “subscription fatigue” as they engage with multiple streaming services per household; we see increased demand for IPTV and a streamlined, personalized viewing experience on one platform MobiTV helped accelerate adoption of our IPTV solutions; we integrated over 100,000 subscribers and a fully developed end-to-end IPTV delivery system Our IPTV offering generates higher ARPU than other segments, with both recurring subscription fees and revenue from ad-supported content In 2023, ARPU was $32; we expect to achieve ~$40 by 2025 We expect to continue to grow revenue as we build scale and generate higher ARPU Source: Company data.

We Are Leveraging Our Core Audio Expertise 2 Consumer Electronics Revenue ($M)1 With the proliferation of streaming platforms, consumers are showing increased demand for cinematic-quality home viewing experiences We enable top-tier entertainment at home with DTS, Play-Fi and IMAX® Enhanced, leveraging our expertise in spatial audio technology Our DTS audio business is well established and highly profitable, with significant penetration in home audio product categories We continue extending valuable partnerships We recently signed multiyear IMAX® Enhanced license agreements with CE manufacturers, including Hisense and Xgimi We also signed a top 3 PC OEM to deploy our DTS:X audio solution across a wide range of consumer PCs and laptops These multiyear license agreements validate the market appeal and longevity of our entertainment technologies We benefit from more predictable revenue from the contract payments over multiple years Source: Xperi Form 10-Ks for the years ended December 31, 2022 and December 31, 2023.

We Are Capturing Strong In-Cabin Infotainment Growth in Connected Car

- Consumers and regulators have increasing expectations for technology-enabled vehicles, driving growth in the projected connected car market
  - 90%+ of new vehicles are projected to be broadband-connected by 2028[1]
- As part of this transformation, our DTS AutoStage in-cabin entertainment platform is expanding rapidly
  - We recently signed three new contracts with Asian and European OEMs, who will join a growing cohort of OEMs using DTS technology, including Mercedes-Benz, BMW, Ford and Audi
- Our longstanding HD Radio offering is recognized for better radio reception, sound quality and user experience
  - Free radio still represents ~70% of all music listening in the car,[2] as consumers can easily tune in without setup or extra fees
  - HD Radio adoption continues to steadily expand and is now standard in nearly 60% of all vehicles built for the North American market
- We generate additional revenue by monetizing music metadata and enabling advertising on the console user interface

Installed Base for DTS AutoStage (M)



+~1M
vehicles in 7
months
4M
5M
August 2023
February 2024

1. Source: Yole Group, "Towards 90% of cars connected in 2028: what are the driving forces?" August 1, 2023.
2. Source: DTS, Inc. Survey, April 2023. Based on a survey of 2,909 U.S. car owners/leasers through an online panel in December 2022.

45

XPERI

We Are Building Scale for Our Independent Media Platform, TiVo OS 4 2023 TV Production by Manufacturer (M)1 Number of OEMs Integrating TiVo OS2 Xperi Customer Our independent media platform is core to our Pay TV and Connected Car products, powering the entertainment offerings across our portfolio TiVo OS provides a differentiated solution to TV OEMs Offers a first-of-its-kind neutral platform that gives OEMs significantly more control over how viewers consume content We are capturing recurring advertising and data analytics revenue through continued growth in streaming to smart TVs, IPTV and connected cars The connected TV advertising spend is expected to reach $36 billion by 2026, which presents a substantial market opportunity We are now partnered with 5 TV OEMs2 integrating TiVo OS, 3 of which are among the top 10 global TV manufacturers Recently signed partnership with Skyworth for its 2024 TV lineup Vestel is now shipping TiVo-powered Smart TVs into 7 European countries with plans for continued near-term expansion Argos is launching TiVo-powered TVs under its house brand Bush Source: Omdia, TV Display OEM Market Tracker, Monthly February 2024 Database. Note: Vestel is an OEM through which there are various brands who are now working with us, such as Argos.

We are challenging our business leaders to deliver on key growth initiatives and continue driving our business transformation efforts in 2024 We Have Set Ambitious Strategic Goals for 2024… IPTV Streaming In-Cabin Entertainment Connected TV Advertising Our goal is to deliver more than 10 additional TiVo broadband wins and exit 2024 with 2.4 million subscribers We are targeting three additional AutoStage wins, with at least one including video, and an installed base of 7 million vehicles In 2024, we are aiming to see TVs powered by TiVo in all 5 major European countries and in the U.S. market, with 6 OEMs A B C Source: Xperi Q4 2023 Earnings Call, February 28, 2024, and Company documents.

…And We Expect Our Momentum to Continue We are expecting continued growth and margin expansion in 2024 as we advance our business transformation Revenue ($M)1,2 Adjusted EBITDA Margin1,2 Excluding the impact from the sale of our AutoSense/Imaging business, we expect to grow revenue for the second consecutive year in 2024 We increased our Adjusted EBITDA margin substantially in 2023 and reached a record high of approximately 10% in the fourth quarter; we believe we can continue to expand margins in 2024 Source: Xperi Form 10-Ks and earnings releases for the years ended December 31, 2022 and December 31, 2023. See Appendix for further information and reconciliations, including on supplemental non-GAAP Adjusted EBITDA. FY 2022 Adjusted EBITDA is based on carve-out financial numbers from the former parent company for the first three quarters of the year. Actual costs for a standalone public company would have been higher, bringing the Adjusted EBITDA margin closer to breakeven.

Apart from the First Quarter Post-Spin, Xperi Has Outperformed Source: FactSet. Data runs from October 3, 2022 to December 31, 2022. Total shareholder return is indexed to 100. Source: FactSet. Data runs from December 31, 2022 to April 29, 2024. “Performance Peers” refer to the comparable public companies referenced during Xperi’s 2022 Investor Day presentation on September 20, 2022, and include Amdocs, Brightcove, Cerence, Dolby Laboratories, Harmonic, Roku and Vizio. Peer data refers to median. Indexed TSR in First Quarter Following Spin1,3 Indexed TSR Since the First Quarter Following the Spin2,3 Feb. 21, 2023 Xperi releases first standalone financials Dec. 31, 2022 Apr. 2024 Xperi Performance Peers Adeia

The Market Has Recognized Our Progress

We have generally outperformed our peers as we have advanced our transformation as an independent company

Year-to-Date Total Shareholder Return[1]



(3%)
(28%)
(4%)
XPERI
Performance Peers
ISS Peers

1-Year Total Shareholder Return[1]



13%
(9%)
(1%)
XPERI
Performance Peers
ISS Peers

Total Shareholder Return Since 12/31/22[1]



25%
(4%)
6%
XPERI
Performance Peers
ISS Peers

1. Source: FactSet. Data as of April 29, 2024. "ISS Peers" include A10 Networks, Adeia, Appian, Blackbaud, BlackBerry, Commvault Systems, Everbridge, InterDigital, OneSpan, Rimini Street, SecureWorks, SolarWinds, Upland Software, Varonis Systems, Verint Systems, Yext and Zuora. "Performance Peers" refer to the comparable public companies referenced during Xperi's 2022 Investor Day presentation on September 20, 2022, and include Amdocs, Brightcove, Cerence, Dolby Laboratories, Harmonic, Roku and Vizio. Vizio TSR as of February 12, 2024, the last trading day prior to rumors of its acquisition by Walmart. Peer data refers to median.

50

XPERI.

We have been one of the best-performing companies in our peer group The Market Has Recognized Our Progress (Continued) Year-to-Date Total Shareholder Return1 1-Year Total Shareholder Return1 Total Shareholder Return Since 12/31/221 Source: FactSet. Data as of April 29, 2024. Peers refer to the comparable public companies referenced during Xperi’s 2022 Investor Day presentation on September 20, 2022, and include Amdocs, Brightcove, Cerence, Dolby Laboratories, Harmonic, Roku and Vizio. Vizio TSR as of February 12, 2024, the last trading day prior to rumors of its acquisition by Walmart. XPER XPER XPER

The Market Has Recognized Our Progress (Continued)

Analysts have been supportive of our transformation and have noted our momentum

"

Xperi Inc. (XPER) reported fourth quarter results mostly in line with our estimates, but **the progress made on each of its product lines is the highlight of the report**… The execution in each of these product lines remains underappreciated as **XPER continues to demonstrate the ability to grow revenue** with the operating leverage that should be exploited later this year."

BEATING WALL STREET

"

[Xperi] has done some heavy lifting in recent years, including spinning off the IP business ([Adeia]), striking agreements with TV OEMs, developing use cases for Perceive, and proving its AutoStage concept to automakers… **We're encouraged by progress thus far**…"

CRAIG-HALLUM CAPITAL GROUP LLC

"

We believe the combination of **growing media platform business revenue** as the installed base scales up throughout 2024, a full year of costs removed from the in-cabin safety business, and the potential for lowered expenses on the AI chip business pending the conclusion of the ongoing process, contributes to our **expectation for adjusted EBITDA nearing $100M in 2025**."

MAXIM GROUP

"

Xperi is making progress with new wins in TiVo OS, IPTV and AutoStage, **laying the groundwork for an acceleration in revenue growth** while the sale of the AutoSense business and the progress around a potential sale of all or part of the Perceive business removes a significant layer of costs, **setting the stage for margin expansion**. We like the set-up…"

ROSENBLATT

1. *Source: BWS Financial Research Note, February 29, 2024.*
2. *Source: Craig-Hallum Capital Group Research Note, February 29, 2024.*
3. *Source: Maxim Group Research Note, February 29, 2024.*
4. *Source: Rosenblatt Research Note, February 29, 2024.*

52

XPERI

Section Five Our Board and Management Team Are Best Positioned to Oversee Our Strategy

We Have a Skilled Management Team



Jon Kirchner

Chief Executive Officer

- International business, M&A, accounting, media technology and business integration expertise
- CEO of Xperi since 2017
- Held various senior leadership roles at DTS, including CEO, from 1993 to 2016



Robert Andersen

Chief Financial Officer

- Valuable institutional knowledge from serving as CFO of Tessera and Xperi since 2014
- Prior to Xperi, served as CFO for G2 Holdings and Phoenix Technologies



Geir Skaaden

Chief Products and Services Officer

- Valuable institutional knowledge from serving as Chief Products and Services Officer of Xperi since 2016
- Previously served in a variety of roles at DTS from 2008 to 2016, including EVP, Products, Platforms and Solutions



Matt Milne

Chief Revenue Officer

- Prior to Xperi, served as Chief Revenue Officer of TiVo since 2017
- Previously held sales, marketing and product leadership positions at DivX, MediaFlo USA, Viewsonic, Cameo Technologies and Western Digital



Petronel Bigioi

Chief Technology Officer

- Leads Xperi's engineering team
- Holds over 250 patents
- Co-founder of FotoNation (acquired by Tessera)



Becky Marquez

Chief Legal Officer & Secretary

- Prior to Xperi, served as General Counsel at Ring LLC (acquired by Amazon.com) and Assistant General Counsel at Tribune Publishing
- Began her career at Latham & Watkins



John Pernin

Chief Strategy and Corporate Development Officer

- Leads corporate development and growth strategy through M&A, divestitures and strategic partnerships since joining DTS in 2006
- Previously held investment banking and management roles at First Union Securities and Dimensional Fund Advisors



Kris Graves

Chief Human Resources Officer

- Oversees global HR operations, recruiting, performance management, learning and professional development
- Served in various senior HR positions since joining DTS in 2012

54

XPERI

We Have a Highly Experienced and Engaged Board



David Habiger
Chair

- CEO of J.D. Power
- Former CEO of Textura Corporation, NDS Group and Sonic Solutions
- Board Chair and Director at Reddit
- Director on Chicago Federal Reserve Board



Jon Kirchner
CEO

- CEO of Xperi
- Former CEO and Chair of DTS Inc. (now an Xperi subsidiary)
- Former Consultant at Price Waterhouse



Darcy Antonellis
Independent Director

- Operating Advisor at ABS Capital
- Former Division President of Amdocs
- Former CEO of Vubiquity
- Former CTO of Warner Bros. Entertainment
- Director at Cinemark and Bango plc



Laura Durr
Independent Director

- Former CFO, EVP and Chief Accounting Officer of Polycom
- Held a variety of finance and administration roles at QuickSilver Technology, C Speed, Lucent and PwC
- Director at Owlet and NETGEAR



Christopher Seams
Independent Director

- Former CEO of Deca Technologies
- Former EVP of Sales and Marketing, Cypress Semiconductor Corp.
- Senior Member at IEEE
- Board Chair at ONTO Innovation

55

Our Board Has the Right Skills and Experience to Direct Our Strategy

Our directors bring a balanced mix of skills, backgrounds and perspectives to oversee the execution of our strategy

	 David Habiger	 Jon Kirchner	 Darcy Antonellis	 Laura Durr	 Christopher Seams	
Public Board Experience	✓	✓	✓	✓	✓	5 of 5 Nominees
Sales & Marketing	✓	✓	✓		✓	4 of 5 Nominees
Content Monetization	✓	✓	✓			3 of 5 Nominees
Media & Entertainment	✓	✓	✓	✓	✓	5 of 5 Nominees
Technology & Innovation	✓	✓	✓	✓	✓	5 of 5 Nominees
Finance & Accounting	✓	✓	✓	✓	✓	5 of 5 Nominees
M&A Experience	✓	✓	✓	✓		4 of 5 Nominees
R&D Experience	✓	✓	✓		✓	4 of 5 Nominees
CEO / Senior Leadership Experience	✓	✓	✓		✓	4 of 5 Nominees
Diverse			✓	✓		2 of 5 Nominees

56

XPERI

We are continuing to evolve our governance framework to promote accountability Our Corporate Governance Profile Supports Effective Oversight Diverse, Experienced and Independent Board Accountability To Shareholders Alignment With Shareholders Directors have deep executive-level experience in media and entertainment, technology, direct sales, branding, advertising, marketing, logistics and finance Independent Chair and fully independent Board committees enhance the Board’s oversight Two of five directors are women, one director identifies as LGBTQ+ and four of five directors are independent Balanced mix of tenures facilitates constructive dialogue in the boardroom Annual election of all directors promotes accountability to shareholders Majority voting standard for uncontested elections leads to more responsive and attentive directors Subject to shareholder approval at the 2024 Annual Meeting, simple majority vote requirements to amend charter and bylaws facilitates shareholder influence over governing documents Stock ownership guidelines for executives and directors Significant stock ownership by current directors gives them “skin in the game” Anti-hedging policy for all employees and directors Compensation program is heavily weighted toward long-term incentive compensation, with performance-based awards that vest upon the achievement of strategic and financial goals

Executive Compensation is Aligned with Performance Pay-for-Performance Alignment Annual and long-term incentive compensation subject to pre-established performance goals Goals are aligned with key corporate, operational and strategic objectives Corporate performance goals for 2023 reflected key financial metrics as defined in the MBO plan, including revenue and non-GAAP operating profit, and other operational and strategic targets Alignment with Shareholders 77% of CEO compensation is long-term and equity-based RSUs vest over four years, reinforcing the link between incentives and long-term performance Stock ownership guidelines require CEO to own common shares at least equal to 5x his base salary Risk Mitigation Employees/directors are prohibited from pledging, hedging or monetization transactions, short-term or speculative transactions Clawback policy in place for executive officers No single trigger severance payments payable solely on account of the occurrence of a change of control event Source: Xperi Definitive Proxy Statement, filed with the SEC on April 17, 2024; Company documents. 2023 CEO Target Compensation Mix1 89% At-risk

Executive Compensation is Aligned with Performance (Continued) Source: Xperi Definitive Proxy Statement, filed with the SEC on April 17, 2024; Company documents. Summary Compensation Table vs. Realized Compensation1 In 2023, 89% of our CEO’s target compensation was variable / at-risk PSUs represent approximately 46% of our CEO’s total compensation opportunity and 60% of the long-term incentive grant value (50% for other NEOs) The 2023 PSUs are tied to stock price appreciation and revenue growth over three years The 2020 and 2021 PSU awards were forfeited in their entirety because the three-year stock appreciation target was not met The annual incentive cash bonus represents approximately 12% of our CEO’s total compensation opportunity at target This award is based on revenue, non-GAAP operating profit and strategic and operational goals that support long-term value creation In 2022 and 2023, annual incentive awards paid out at 86% and 59% of target, respectively Because pay is sensitive to performance, there is a substantial disconnect between compensation as disclosed in our Summary Compensation Table and compensation realized by our executives Annual Cash Incentive Bonus Payout as a % of Target1

Executive Compensation is Aligned with Performance (Continued) Source: SEC filings. Based on last fiscal year as of April 17, 2024. “ISS Peers” include A10 Networks, Adeia, Appian, Blackbaud, BlackBerry, Commvault Systems, Everbridge, InterDigital, OneSpan, Rimini Street, SecureWorks, SolarWinds, Upland Software, Varonis Systems, Verint Systems, Yext and Zuora. Weighting of Target CEO Equity Awards1,2 CEO Target Compensation Mix at Target1,2 Our compensation plan structure is heavily weighted towards at-risk and performance-based compensation and is generally in-line with those of our peers At-Risk Fixed

Our Dilution Has Been In-Line with or Below Our Peers Source: FactSet and Xperi Inc. Form 10-Ks for the years ended December 31, 2022 and December 31, 2023. 2022-2023 Diluted Share Count Growth1 XPER

Xperi’s Share Count Has Been Stable Over a Long Period Source: Xperi Holding and Xperi Inc. Form 10-Ks for Fiscal Years 2020 through 2023. Note: Data reflects shares outstanding as reported on the cover of the Form 10-K for the applicable fiscal year, with the shares outstanding for the years 2020 and 2021 adjusted (i.e., multiplied by 0.4) to account for the spin-off of Xperi Inc. in 2022. Xperi Holding / Xperi Inc. Adjusted Shares Outstanding (M)1,2 Our share count has grown by a CAGR of approximately 2% since the merger with TiVo ~2% CAGR

Section Six Rubric’s Proxy Contest Is Unnecessary and Distracting

Rubric’s Campaign Is Unnecessary and Distracting Despite our efforts to engage constructively, Rubric refuses to accept a reasonable resolution and is pressing forward with a disruptive proxy contest Members of our Board and leadership team have engaged constructively with Rubric and its predecessor for nearly a decade In nearly two years of engagement since the separation, Rubric has not offered any substantive ideas for improving the business that Xperi is not already pursuing Now, Rubric is seeking to replace half of the Board’s independent directors with candidates whose experience is either duplicative or not relevant to Xperi’s business today We have made numerous attempts to resolve this proxy contest and have made two attractive proposals; Rubric, however, refuses to accept a resolution that does not involve Mr. Lacey being appointed as Chair of the Board, which we believe is not in shareholders’ interests

We Have Engaged Extensively with Rubric

We have been engaging regularly with Rubric for many years; it was only recently that they demanded changes to Board composition

2015 | 2016 | 2017 | 2022 | 2023 | 2024

Feb. 11, 2015
The Tessera management team first met with Mr. Rosen and Mr. Roberts of Rubric

2015 – 2017
Members of the Tessera management team maintained regular dialogue and met many times with Rubric representatives

May 9, 2017
Mr. Kirchner met with Messrs. Rosen and Roberts, who expressed concern about Tom Lacey's transparency with investors as CEO and the apparent challenges the company was facing

Oct. 1, 2022
Legacy Xperi completed its separation into two businesses, Xperi and Adeia

Oct. 2022 – Jan. 2024
Members of Xperi management team had regular discussions with Rubric (on an approximately quarterly basis) to provide ordinary course business updates; Rubric did not mention that it was unhappy with the Board's composition during these discussions

Jan. 22, 2024
Members of the Board have a video call with Rubric, where Rubric asked the Company to commit to replacing half its independent directors by the end of the week

Later that day, Rubric delivered notice of nomination for two directors at the AGM

Jan. 23, 2024
Rubric switched from a 13G to 13D filing and publicly disclosed its director nominations

Feb. 26, 2024
Xperi offered Rubric settlement proposal #1

Mar. 4, 2024
Xperi offered Rubric settlement proposal #2

XPERI

65

Rubric Has Not Negotiated in Good Faith Rubric has refused to accept reasonable resolutions that would have accomplished its aim of Board change Rubric’s Initial Proposal Xperi’s Initial Proposal Rubric’s Second Proposal Xperi’s Second Proposal New Rubric Candidates 2 0 2 1 (Deborah Conrad) New Board-Identified Candidates 0 2 0 2 Consulting Agreement — Tom Lacey appointed as Senior Advisor to the Board — — Other Items Tom Lacey must be named Chair — Tom Lacey must be named Chair — Tom Lacey initially expressed interest in this “creative” proposal Rubric initially pressured Xperi to agree to appoint its candidates within days and before the Board even had a chance to interview them Xperi revised its offer in good faith, but Rubric refused to consider any compromise that did not result in Mr. Lacey being appointed Chair

Rubric Has No New Substantive Suggestions for Improving Xperi Although Rubric is seeking to replace half of our independent directors, it has yet to present a meaningful idea for improving our business that Xperi is not already pursuing Category of Rubric’s Suggestions Rubric’s Suggestions that Xperi Is Already Pursuing Rubric’s Suggestions that Xperi Is Not Already Pursuing Strategy NO RUBRIC SUGGESTIONS NO RUBRIC SUGGESTIONS Capital Allocation Xperi should consider divesting all or part of Perceive (our edge AI business) NO RUBRIC SUGGESTIONS Operations Xperi should improve margins NO RUBRIC SUGGESTIONS Board & Governance Xperi should add new perspectives to the Board Xperi should align pay with performance NO RUBRIC SUGGESTIONS

We Are Already Addressing Many of Rubric’s Concerns Rubric’s Concern / Goal Xperi’s Action “[S]ell a partial stake in Perceive in order to provide investors with a metric by which to value Perceive’s potential, while derisking some of the financial drag.” We announced that we have engaged a financial advisor and initiated a process to evaluate strategic alternatives for Perceive In the meantime, we continue our efforts to advance large language model compression and deliver Perceive technology to a capable partner for future commercialization “[D]espite operating at a similar revenue scale and having higher gross margins, Xperi woefully underperforms, with the Company’s LTM Adjusted EBITDA margins ~1,700 basis points below peers.” We delivered a material Adjusted EBITDA margin expansion of 280bps in 2023 vs. 20221,2 With cost reduction and transformation initiatives underway, we are on track to further improve profitability with an Adjusted EBITDA margin of 12–14% forecasted in 20243 Over the long-term, we expect to deliver Adjusted EBITDA margins of 25–30% as our standalone business operations scale and stabilize “[R]efresh the Board to include directors who are capable of effectively allocating the Company’s capital in a more efficient and results-oriented manner.” As part of our ongoing efforts to optimize Board composition, we identified two highly qualified new director candidates with domain expertise relevant to our business needs One of these candidates has extensive experience investing and allocating capital Before Rubric launched its proxy contest, we intended to nominate these new candidates for election at the 2024 Annual Meeting, which would have refreshed and strengthened our Board Source: Xperi Earnings Releases for the quarters ended December 31, 2022 and December 31, 2023. See Appendix for further information and reconciliations on supplemental non-GAAP Adjusted EBITDA. With respect to Adjusted EBITDA margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company’s control.

Rubric's Nominees Are Not Additive to the Board

	Concerns	Key Questions
 **Tom Lacey**	▪ Oversaw significant deterioration in EBITDA, EPS and ROIC during his tenure as CEO at Tessera / Legacy Xperi[1] ▪ Majority of professional experience is in semiconductor technology; the businesses that Mr. Lacey ran are no longer part of Xperi and are generating a fraction of the revenue they once were for Adeia ▪ No experience in any of our growth areas, including IPTV, content monetization or Connected Car ▪ Made a public, unsolicited, highly conditional and unfinanced bid to buy our predecessor company – after we had announced the TiVo merger and were subject to a no-shop clause – and then walked away without withdrawing his proposal, causing significant disruption and confusion	▪ **How is Mr. Lacey's experience relevant to the Company today? Xperi no longer operates any of the businesses he presided over as CEO.** ▪ **Given his previous ill-advised and unfunded takeover attempt, is Mr. Lacey capable of serving as a fiduciary for all shareholders?**
 **Deborah Conrad**	▪ Specializes in healthcare marketing, which is not relevant to Xperi's business, and her work at Intel was focused primarily on corporate public relations and branding ▪ No experience in any of our growth areas, including IPTV, content monetization or Connected Car ▪ Marketing experience is duplicative with that of Chris Seams, who has over 25 years of executive sales and marketing experience in the electronics sector ▪ Has never served on the board of a public company ▪ Has a close, longstanding personal and professional relationship with Mr. Lacey, which may impair her ability to act independently in the boardroom	▪ **What functional skills would Ms. Conrad bring to the Board that our nominees do not already possess?** ▪ **Can Ms. Conrad be truly independent of Mr. Lacey, with whom she has a close and longstanding personal and professional relationship?**

Source: FactSet, Candidate D&O Questionnaires, public filings.

1. *Tessera generated ~$123 million in adjusted net income and $2.30 in adjusted EPS during 2014, the first full year of Mr. Lacey's tenure; Xperi Corp. generated ~$68 million in adjusted net income and $1.37 per share in adjusted EPS during the last twelve months of his tenure.*

69

XPERI

Rubric's Nominees Are Former Colleagues and Close Friends

Ms. Conrad and Mr. Lacey have a close personal and professional relationship that goes back many years to their time together at Intel

- **Ms. Conrad and Mr. Lacey have a relationship that dates back more than twenty years**
  - They met at Intel, where they spent several years working together at Intel's Hong Kong office in the mid- to late 1990s[1]
- **While at Intel, Ms. Conrad and Mr. Lacey developed a close personal relationship that seemingly continues to this day**
  - Ms. Conrad and Mr. Lacey are friends on Facebook and regularly like and comment on each other's posts; they also follow each other on Instagram
  - They own houses within close proximity in Truckee, California
- **Now, Mr. Lacey seems to be using his connections with activist investors to help Ms. Conrad obtain a public company board seat**
  - Mr. Lacey introduced Ms. Conrad to Rubric in December 2023[1]
  - Ms. Conrad also stated during her interview that she was introduced to Starboard Value by "someone in her network" to serve as a nominee at Box in 2021
  - Given Mr. Lacey's longstanding relationships with Starboard Value – they have nominated him at least four times,[2] including at Legacy Xperi – we have reason to believe that it was Mr. Lacey who referred her



Rubric's nominees have homes within five minutes of each other in Truckee, California

1. *Source: Interview Between Deborah Conrad and Xperi Directors, February 16, 2024.*
2. *Mr. Lacey served as a nominee for Starboard (or its predecessor, Ramius) at Tessera Technologies, DSP Group, Mellanox Technologies and Zoran Corp.*

70

Rubric's Nominees Are Underinvested

Rubric claims Mr. Lacey would "bring an owner's perspective to the boardroom," but he owns little stock relative to the incumbent directors, and Ms. Conrad owns no stock at all

- Rubric has claimed that Mr. Lacey's ownership of Xperi stock ensures that he will bring a shareholder perspective to the boardroom
- Mr. Lacey was, at one time, a significant shareholder in Legacy Xperi; at the time of his departure as CEO, Mr. Lacey owned approximately 110,000 shares[2] (on a spin-adjusted basis)
- Today, however, Mr. Lacey owns just 4,208 shares
  - This suggests that Mr. Lacey has sold more than 95% of his shares since retiring from Legacy Xperi
  - It is also nearly an order of magnitude lower than any of the incumbent directors
  - In his interviews with members of our Board, Mr. Lacey acknowledged that he has not been following Xperi very closely; by his own admission, he has not listened to an earnings call since he left Legacy Xperi in 2017
- Rubric's other nominee, Deborah Conrad, owns no Xperi stock

Xperi Shares Owned[1]



0
4,208
38,232
47,616
89,082
~9x
~11x
Deborah Conrad
Tom Lacey
Darcy Antonellis
David Habiger
Other Independent Directors

71

1. Source: Rubric Definitive Proxy Statement, filed with the SEC on April 17, 2024; Xperi Definitive Proxy Statement, filed with the SEC on April 17, 2024.
2. Mr. Lacey's spin-adjusted shares calculated based on ownership of 231,106 shares of common stock, as disclosed in Xperi Corp's Definitive Proxy Statement, filed with the SEC on March 15, 2017.

XPERI

The Board has identified two new highly qualified candidates with deep digital media and capital allocation expertise, but we have been unable to appoint them due to Rubric’s proxy contest Rubric Has Disrupted Our Efforts to Augment Our Board In connection with and following the separation, the Board has been actively considering its size and composition The Board identified 11 potential candidates with experience that would benefit the Company, including monetization/advertising, automotive, digital media, machine learning and capital allocation During 2023 and into 2024, members of the Board engaged with the finalists and identified two candidates with expertise in digital media, ad monetization, capital allocation and automotive technology as particularly additive The Board was considering adding these candidates to an expanded Board slate at the annual meeting when Rubric abruptly submitted its notice of nomination, looking to replace half the independent directors The Board did not believe it should expand and propose additions while a contested election was ongoing Without knowing who would be elected, the Board determined to wait before adding new members – allowing the “new” Board to determine its needs In February 2024, Xperi approached Rubric with a proposal that would have added the two Board-identified candidates while also satisfying Rubric’s desire to have Mr. Lacey involved with Xperi as a consultant; Rubric rejected this proposal In March 2024, we delivered a proposal to Rubric pursuant to which Xperi would add one of Rubric’s candidates, Deborah Conrad, along with the two Board-identified candidates; Rubric rejected this proposal as well By insisting on its candidates and demanding the Chair position for Mr. Lacey, Rubric is stifling the Board’s ability to appoint qualified individuals

Xperi's Board-Identified Candidates Are Superior to Rubric's

Rubric's candidates do not possess any skills that are not already well-represented on the Board

		Background	Diverse	CEO/ Senior Leadership Experience	R&D Experience	M&A Experience	Finance & Accounting	Technology & Innovation	Media & Entertainment	Content Monetization	Sales & Marketing	Public Board Experience
Board-Identified Candidates	Candidate A	Former senior sales and marketing executive at leading tech companies, with expertise monetizing entertainment content	✓	✓	✓			✓	✓	✓	✓	✓
Board-Identified Candidates	Candidate B	Tech entrepreneur and venture capitalist, with domain expertise in automotive and audio technologies	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Rubric's Candidates	 Deborah Conrad	Retired marketing and public relations executive	✓	✓							✓	
Rubric's Candidates	 Tom Lacey	Retired former semiconductor and IP licensing executive		✓	✓	✓		✓			✓	✓

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XPERI

Rubric’s Campaign Risks Displacing Key Board Experience David Habiger Independent Chair Compensation Committee _____ Seasoned consumer and technology sector executive with expertise in digital media and automotive software Appointed Chair of the Board of Xperi in October 2022 Previously, Mr. Habiger served as Chair of Legacy Xperi from 2016 to 2022 Played a key role in leading Xperi’s business growth transformation, including the TiVo merger in 2020 and separation from Adeia in 2022 Currently serves as CEO of J.D. Power, a data analytics and artificial intelligence company, with extensive prior executive leadership experience at public and private technology companies Previously served as CEO of Textura (sold to Oracle for ~$700 million), NDS Group (sold to Cisco for ~$5 billion) and Sonic Solutions (sold to Rovi for ~$1 billion) As CEO of Sonic Solutions, helped push the industry from DVD distribution to internet delivery of movies and TV shows Extensive automotive experience; he co-founded Pioneer Conversions, an electric vehicle company, in 2006 and has been an investor and advisor in various electric vehicle companies Served as Chair of the Electric Vehicle Commission and is an active member of the Society of Automotive Engineers Highly experienced public board director with previous service as Chair, Lead Independent Director, and member of key committees at 13 publicly traded companies in the United States He has served on the Compensation Committee of nine other public companies and as Chair of four of those committees Serves on the Board of the Chicago Federal Reserve Currently serves as director and Board Chair at Reddit (NYSE: RDDT), a $12 billion+ enterprise value entertainment and social networking company Led the Board through initial public offering process Source: FactSet, SEC filings.

Rubric’s Campaign Risks Displacing Key Board Experience Darcy Antonellis Independent Director Nom/Gov Committee (Chair) Audit Committee Compensation Committee _____ Adept media executive with decades of experience in entertainment technology, operations and content monetization Appointed director of the Board of Xperi in October 2022 Previously, Ms. Antonellis served as director to Legacy Xperi from 2018 to 2022 Extensive executive leadership experience includes service as CEO of Vubiquity, Division President at Amdocs and as CTO and President of Technical Operations at Warner Bros Entertainment As CEO of Vubiquity, she led the transition from a licensing-only model to platform enablement and managed service offerings, while significantly expanding its content distribution channels1,2 Executed the sale of Vubiquity to Amdocs for ~$224 million3 in 2018 and oversaw the successful business integration as Executive Advisor at Amdocs until 2021 At Warner Bros, led development of the industry’s first global digital distribution supply chain platform, for which she won a technical Emmy award Three-time Emmy award-winner for achievements in platform engineering and technical production; inducted into the Academy of Motion Pictures Arts & Sciences as a voting member Honored with a Lifetime Achievement Award from the Hollywood Professional Association Holds various patents in the areas of digital video distribution and sound manipulation Serves on the board of Vionlabs, a video metadata company with strong parallels to Xperi’s business Currently serves as director at Cinemark Holdings (NYSE: CNK), a $4 billion enterprise value motion picture company, and Bango plc (LON: BGO), a $100 million enterprise value marketing technology company Experienced in key committee leadership roles, as the Chair of Strategic Committee and Audit Committee member at Bango and Cinemark in addition to her committee roles at Xperi Source: Dade Hayes, “Vubiquity CEO Darcy Antonellis To Step Down; Warner Bros And CBS Vet Had Led Tech Firm Since 2014,” Deadline, August 2021. Source: Jeff Baumgartner, “Hard Wwork and a Helping Hand Pay Off,” NEXTTV, January 29, 2018. Source: Source: Amdocs Press Release, January 30, 2018.

The Election of Rubric's Nominees Would Not Be Additive

Rubric's candidates do not possess any skills that are not already well-represented on the Board

		Diverse	CEO/ Senior Leadership Experience	R&D Experience	M&A Experience	Finance & Accounting	Technology & Innovation	Media & Entertainment	Content Monetization	Sales & Marketing	Public Board Experience
Candidates Targeted by Rubric	 Darcy Antonellis	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
	 David Habiger		✓	✓	✓	✓	✓	✓	✓	✓	✓
Rubric's Candidates	 Deborah Conrad	✓	✓							✓	
	 Tom Lacey		✓	✓	✓		✓			✓	✓

"*The skills I have probably overlap – **for sure overlap with some of you** [directors].*"

— Tom Lacey, Interview with Xperi Directors, February 22, 2024

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XPERI

Rubric’s Claims Are Misleading Rubric’s Misleading Claim1 Xperi’s Response “Since the completion of the Spin-Off, Xperi shares have materially underperformed any comparable benchmark.” Although Xperi has underperformed for the 19-month period since the Spin-Off, the underperformance was in the first quarter after the spin as the stock of Adeia and Xperi changed in relative value to one another During the period after that first “seasoning” quarter, Xperi has outperformed Year-to-date and over a one-year period, Xperi’s TSR was approximately 2,500 bps and 2,200 bps better than the median return of the Performance Peers,2 respectively “Unfortunately for [all members of the current Board, with the exception of Laura Durr], the analysis… points to substantial underperformance, both on an absolute and relative basis…” “Investors in Xperi have suffered material losses both before and after the Spin-Off under the current Board…” Rubric uses a simplistic and fragmented TSR analysis, which assumes that shareholders divested Legacy Xperi shares and purchased Xperi Inc. shares at the Spin-Off, rather than calculating spin-adjusted returns for periods prior to the Spin-Off Calculated on a spin-adjusted basis, the total returns for three directors are positive3 Rubric Capital Management Definitive Proxy Statement, filed with the SEC on April 17, 2024. Source: FactSet. Data as of April 29, 2024. “Performance Peers” refer to the comparable public companies referenced during Xperi’s 2022 Investor Day presentation on September 20, 2022, and include Amdocs, Brightcove, Cerence, Dolby Laboratories, Harmonic, Roku and Vizio. Peer data refers to median. Source: FactSet. Data as of April 29, 2024. Spin-adjusted total shareholder return based on continued holding of Adeia shares and Xperi shares post Spin-Off, assuming the reinvestment of dividends, as adjusted by the spin adjustment factor where applicable.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi did not see fit to provide a peer group… seemingly the beginning of an unfortunate trend of the Company’s apparent aversion to any sort of performance-based evaluation.” Rubric mischaracterizes the reason for Xperi’s omission of a peer group in its proxy statement Xperi is an “emerging growth company” under SEC rules and therefore is subject to different and more limited compensation disclosure requirements “[D]espite operating at a similar revenue scale and having higher gross margins, Xperi woefully underperforms [the ISS peer group with lower adjusted EBITDA margins]…” Rubric appears to be using an “adjusted gross margin” figure without defining how it is calculated or providing any other support None of the companies in the ISS Peer Group that Rubric uses are considered competitors to Xperi; they are not comparable from a product or end market perspective “In 2023, Xperi granted approximately 4.2 million shares of Common Stock (approximately 76% of which are not subject to any performance-based vesting)…” 76% of the 4.2 million shares were granted to non-NEOs 65% of the stock grants to NEOs were performance-based Rubric Capital Management Definitive Proxy Statement, filed with the SEC on April 17, 2024.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Unbeknownst to stockholders, Xperi’s former parent had been spending upwards of $20 million per year to incubate an AI startup, apparently without regard to cost of capital.” Xperi’s former parent communicated the Perceive investment to shareholders in March 2020 and provided an investment spend range in February 2021 The return opportunity for Perceive was deemed to be significant and justified the associated investment In Q3 and Q4 2023, Xperi reported modest revenue contribution from Perceive and announced a review of strategic alternatives for the business “Despite a long runway of potential growth driven by regulatory changes requiring additional in-cabin monitoring, Xperi elected to divest [AutoSense]…” Rubric ignores the complex safety and compliance requirements for driver monitoring systems, which was imposing and would continue to impose substantial costs on Xperi The transaction was accretive to Adjusted EBITDA upon closing The Board determined that the transaction was the best way to maximize the value of AutoSense for Xperi shareholders based on the proprietary information that was available to the Board Rubric Capital Management Definitive Proxy Statement, filed with the SEC on April 17, 2024.

Rubric's Claims Are Misleading (Continued)

Rubric's Misleading Claim	Xperi's Response
"[Mr. Lacey's] tenure [at Tessera] was marked by fiscal discipline and careful capital allocation, the result of which was annual stockholder returns that were double the rate of the Russell 3000 (20% vs. 10% CAGR) in that time frame."[1]	▪ Rubric overstates Tessera's returns during Mr. Lacey's tenure ▪ Tessera's annualized TSR during Mr. Lacey's tenure as CEO (including as interim CEO) was 13%[2] ▪ During Mr. Lacey's last twelve months as CEO, Tessera generated substantially weaker results than it did during his first year as CEO with Adjusted Net Income down 45% and Adjusted EPS down 40%. ROIC fell 1600 bps[3]
"Our director slate has direct experience evaluating novel technology… Many current directors do not"[4]	▪ Rubric wildly understates the experience of Ms. Antonellis and Mr. Habiger, which includes decades of experience in product and platform development and semiconductors

1. Rubric Capital Management Definitive Proxy Statement, filed with the SEC on April 17, 2024.
2. Source: FactSet. Annualized returns calculated over the period of May 29, 2013 to May 31, 2017.
3. Tessera generated ~$123 million in Adjusted Net Income and $2.30 in Adjusted EPS during 2014, the first full year of Mr. Lacey's tenure; Xperi Corp. generated ~$68 million in Adjusted Net Income and $1.37 per share in Adjusted EPS during the last twelve months of his tenure. Data is based on Tessera's public filings. ROIC calculated as adjusted net income divided by average total invested capital.
4. Rubric Capital Management Investor Presentation, filed with the SEC on April 29, 2024.

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XPERI

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi’s ‘constructive’ engagement… consists of offering no Board consideration to either of Rubric’s qualified candidates” Every one of our directors interviewed each of Rubric’s candidates; each of the discussions lasted at least an hour The interviews were followed by multiple meetings of the Nominating and Corporate Governance Committee and, ultimately, the full Board The Board also conducted its own independent analysis of Rubric’s candidates’ backgrounds, experience and qualifications The Board determined that neither of Rubric’s candidates possess any unique or additive experience “Rubric and our Nominees have a clear action plan to… overhaul executive compensation to create meaningful alignment between pay and performance… Rubric’s Nominees are best suited to execute the action plan” Neither Ms. Conrad nor Mr. Lacey have ever served on the Compensation Committee of a public company board Ms. Conrad has never served on the board of a public company Mr. Habiger, our Chairman, has served on the compensation committees of nine other public companies and has chaired the compensation committees of four other public companies Ms. Antonellis also serves on the compensation committee of Cinemark Rubric Capital Management Investor Presentation, filed with the SEC on April 29, 2024.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi is only now attempting to eliminate stockholder-unfriendly provisions in its Charter, again seemingly in response to Rubric’s Board nominations” In our dozens of phone calls, emails and other interactions with Rubric since we became an independent company, Rubric has never criticized or even mentioned the supermajority voting requirements that the Company is seeking shareholder approval to eliminate at the 2024 Annual Meeting, nor did Rubric propose removing these provisions in either of the two settlement offers it made to Xperi The Company is now seeking to remove these provisions because the Board determined that now, at Xperi’s second annual meeting as an independent company, is the right time do so “[Xperi revealed that it] had its own Board candidates in the pipeline, but [refused] to identify those candidates in order to allow Rubric to judge their suitability” Rubric never even asked to learn the identities of our Board-identified candidates When we attempted to describe the qualifications and experience of the Board candidates we had identified, Rubric abruptly ended that portion of the conversation without learning anything about our candidates Rubric Capital Management Investor Presentation, filed with the SEC on April 29, 2024.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Our director slate has direct experience evaluating novel technology… Many current directors do not” Rubric wildly understates the experience of Ms. Antonellis and Mr. Habiger, which includes decades of experience in product and platform development and semiconductors Rubric Capital Management Investor Presentation, filed with the SEC on April 29, 2024.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response Xperi misrepresents its post-spin performance “in an attempt to paint a rosier picture for stockholders… [T]he Company [touts] a total shareholder return (TSR) that excludes a full quarter of trading, thereby moving the goalposts and inflating its TSR by 58%.” Rubric bases its TSR argument almost entirely on the fact that our TSR declined in the few weeks immediately following the spin After the separation, there was a natural period of volatility as our stock seasoned. This is common among spin-offs and was not related to business performance Instead, there was rotation in the shareholder bases as some investors bought in and others exited, and investors had to analyze the proper split in value between the two parts of the once-combined business. They had to do so with less research coverage and without standalone financials. So, some short-term volatility in our stock price was inevitable Ultimately, apart from this first quarter after our separation, we have outperformed2 Rubric also ignores the fact that we have been one of the best-performing companies in our peer group year-to-date and over a one-year period2 Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024. Source: FactSet. Data as of April 29, 2024. “Peers” refer to the comparable public companies referenced during Xperi’s 2022 Investor Day presentation on September 20, 2022, and include Amdocs, Brightcove, Cerence, Dolby Laboratories, Harmonic, Roku and Vizio. Peer data refers to median.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi’s share repurchase program is nothing more than window dressing… We have no faith that the Company will execute the share repurchase program in any substantive way, seeing as it ‘does not obligate the Company to repurchase any specific number of shares of common stock…’” The share repurchase authorization is designed to help ensure the Company can deploy capital on highest return opportunities, including by buying our own stock when appropriate As our strategic alternatives process for Perceive continues to progress, shareholders have asked how we might allocate proceeds from a sale, including consideration for share repurchases We also expect to generate more cash as our business continues to scale We want to be transparent with our shareholders about our capital allocation options and priorities, and now – when we are about to speak with many of them ahead of our Annual Meeting – is a logical and opportune time to do that Regarding the disclaimer language to which Rubric refers, this is common language that appears alongside virtually all disclosures of share repurchase authorizations. There have been dozens of instances of companies using substantially similar language so far in 2024 alone. It would be unusual – and in our view, ill-advised – for a repurchase program to require the Company to repurchase a certain amount of stock Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi’s presentation of dilution is a mockery of the truth… Xperi’s GAAP diluted share count… excludes stock options, restricted stock units and employee stock purchase plans…” Rubric’s analysis assumes the highest possible dilution scenario. It assumes that all RSUs and PSUs will vest and treats options as full-value awards, which is misleading At least half of all annual stock grants to executive officers are performance-based and will vest only if certain performance goals are achieved Our analysis measured the actual dilution experienced by shareholders from 2022 to 2023 Rubric’s dilution calculations also ignore the fact that there are certain technical reasons why our stock-based compensation increased in 2023. For example, we granted RSUs to an increased number of employees resulting from the Vewd acquisition. We also recognized incremental compensation costs from the conversion of employee equity awards in connection with the spin-off In all events, we have demonstrated that we are responsible stewards of shareholder equity. Our share count has grown by a CAGR of approximately 2% since 2020 Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024. See page 61 for more information.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi’s discussion of executive compensation makes creative use of timeframe… When comparing Xperi’s Summary Compensation Table to CEO Jon Kirchner’s realized compensation in 2022 and 2023, the Company fails to account for the fact that Mr. Kirchner’s pay includes a cliff grant with a 3-year timeframe (2023-2025). As such, Mr. Kirchner is not yet able to realize this compensation.” Rubric seemingly misunderstands how compensation programs work Realized compensation does not necessarily always lag Summary Compensation Table (SCT) compensation, as Rubric is suggesting. While it is true that Mr. Kirchner’s 2023 grants have not yet vested and are therefore not included in 2023 realized compensation, the 2020 grants are included in 2023 realized compensation. Since the three-year performance target was not met, those awards were forfeited, demonstrating alignment between pay and performance. However, if the 2020 awards had vested above target, 2023 compensation could have exceeded 2023 SCT compensation Said another way, the principal reason why 2023 realized pay lags 2023 SCT pay is not due to “creative” math or mischaracterization, but because the value of the 2020 grants that vested is less than the grant date fair value of the 2023 grants. Rubric seemingly ignores the fact that Mr. Kirchner has other, previous equity grants that could have vested in 2023 Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “[Xperi’s] Perceive expense characterization is puzzling at best... Xperi claims in its presentation that its cumulative investment in Perceive is ‘significantly less than $100 million.’ This means that the Company’s prior disclosures were either erroneous… or Xperi is once again misleading investors about the scale of its investment…” Rubric’s math ignores the fact that 1) expenses were much lower in the early phases of development and later increased as certain technical hurdles were met; 2) we have since reduced our expenses related to Perceive; and 3) we began to recognize revenue from Perceive in Q3 2023. As a result, the aggregate cash burn related to Perceive has decreased by approximately 75% since Q1 2023 As we have previously disclosed, the burn rate for Perceive is now in the low-single-digit millions on a quarterly basis2 (and mid-single-digit millions on an annualized basis) Rubric appears to assume that Xperi invested $17 to $25 million in Perceive in each of the last six years, which is not correct The disclosed investment range of $20 to $25 million in 20213 was a budgeted amount; the incurred expense was actually below that range Our aggregate investment in Perceive is significantly less than $100 million Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024. Source: Xperi Inc. Q4 2023 Earnings Call, February 28, 2024. Source: Xperi Holding Corp. Q4 2020 Earnings Call, February 23, 2021.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi highlighting director ownership actually reinforces Rubric’s points… Xperi conveniently omits that virtually all of [the shares owned by incumbent directors] were grants, with only de minimus [sic] shares purchased with their own capital.” Over the course of his more than four years on Tessera’s Board, Mr. Lacey purchased shares just once, buying fewer than 1,000 shares; to our knowledge, he has never purchased a share of Xperi Corp., Xperi Holding or Xperi Inc. Ms. Conrad does not own any shares of Xperi, and Mr. Lacey’s ownership amounts to about 4,000 shares.2 This is all that remains of the stock that he was granted as CEO of Tessera. He has sold more than 95% of his ownership position3 We do not understand how either of Rubric’s candidates can possess an “owner’s perspective,” as Rubric claims, given their limited ownership and de minimis out-of-pocket investment Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024. Source: Rubric Definitive Proxy Statement, filed with the SEC on April 17, 2024. Mr. Lacey’s spin-adjusted shares calculated based on ownership of 231,106 shares of common stock, as disclosed in Xperi Corp’s Definitive Proxy Statement, filed with the SEC on March 15, 2017.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi is lagging behind its targets… At its 2022 Investor Day, Xperi laid out a series of 3-5 year targets… Xperi fails to acknowledge in its presentation, however, that its performance has significantly lagged its stated targets…” Rubric is basing its assumption regarding 3-5-year targets on 19 months of performance We closely monitor our actual performance against our short- and mid-term goals on a regular basis and remain confident in our ability to reach our 3-to-5-year targets that we announced in September 2022. Nothing has changed on that front; we are expecting continued growth and margin expansion in 2024 and beyond as we advance our business transformation We have demonstrated our ability to grow the business and drive margin improvement since the separation, delivering five consecutive quarters of revenue growth through Q4 2023 and exiting 2023 with our highest quarterly Adjusted EBITDA margin ever. We are on-track to achieve our goals Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Rubric has negotiated in good faith and Xperi’s statements omit [its] worrisome behavior… Xperi’s disingenuous attempts to ‘settle’ include 1) offering to put none of Rubric’s nominees on the Board; and 2) offering to put Rubric nominee Deborah Conrad on the Board while expanding the Board with another two unnamed candidates… Rubric signaled its willingness to expand the Board to nine directors by adding Xperi’s two Board-identified candidates as well as both Rubric nominees. The Board rejected that compromise and appears unwilling to entertain any slate which includes Rubric nominee Thomas Lacey.” To be clear, Rubric has never offered to “compromise.” Each of its proposals provided that 1) both of its candidates be appointed to the Board and 2) Mr. Lacey be named Chair. We do not believe that nearly doubling the size of the Board and appointing a new Chair who is unfamiliar with our business is in the best interests of shareholders. We are continuing to advance our transformation, and in our view, such a dramatic change in Board composition and leadership would be destabilizing Our previous settlement proposals attempted to achieve what we understood to be Rubric’s two primary goals: 1) a change in Board composition, and 2) enabling Mr. Lacey to have input in the boardroom By offering to appoint two new Board-identified candidates, and engage Mr. Lacey as a consultant, we believe our proposals satisfied these aims. Unfortunately, Rubric appears unwilling to accept any resolution that does not involve appointing both of its candidates and making Mr. Lacey Chair Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024.

Rubric’s Claims Are Misleading (Continued) Rubric’s Misleading Claim1 Xperi’s Response “Xperi… has attempted to disenfranchise stockholders from the choice of voting for Mr. Lacey to the Board by dangling a monetary offer directly to him… Xperi has, on multiple occasions, circumvented negotiations with Rubric and twice privately offered Mr. Lacey a paid consultant position if he would step down from Rubric’s slate…” We initially approached Mr. Lacey separately from Rubric because we wanted to determine whether he would be receptive to the idea of being a consultant to the Company before we made the proposal to Rubric. We did not want to make a proposal to Rubric that contemplated engaging Mr. Lacey in a role that he would not accept Mr. Kirchner and Mr. Lacey have known each other for many years and have continued to keep in touch since their days of working together at Tessera. In fact, Mr. Lacey had been communicating with Mr. Kirchner in the days before we made our initial settlement proposal. So, it made sense for Mr. Kirchner to discuss a consulting role directly with Mr. Lacey to gauge his interest When Mr. Kirchner initially raised the idea of a consulting role with Mr. Lacey, he expressed interest, calling it a “creative solution.” Unfortunately, when we discussed the idea with Rubric’s principals, they dismissed it out of hand Rubric Capital Management Letter to Shareholders, filed with the SEC on May 1, 2024.

Section Seven Conclusion

Xperi Shareholders Should Support the Board’s Nominees Our Board Has Transformed and Repositioned the Business Our Strategy Is Delivering Results, and the Market Is Recognizing Our Progress Rubric’s Campaign Is Unnecessary and Risks Weakening the Board Tessera’s core IP licensing business faced significant challenges The Board oversaw a multi-year process to transform and reposition the business, which was advanced through significant transactions like the combination with TiVo and the separation of Xperi and Adeia These transactions helped create a stronger, more focused business with leading positions in attractive, growing markets Since the separation, we have been executing well and delivering on our commitments We have delivered consecutive quarters of year-over-year revenue and Adjusted EBITDA growth, and we expect to meet our 12% to 14% Adjusted EBITDA margin1 guidance in 2024 The market has begun to recognize our progress; over the last year, we have outperformed our peers, and analysts have been supportive of our strategy and direction We have engaged with Rubric many times over several years; they have yet to offer any meaningful ideas for improving our business that we are not already implementing We have sought to resolve Rubric’s proxy contest, but Rubric has refused to compromise Rubric’s nominees do not possess any unique or additive experience, and their election would remove critical skills from the Board With respect to Adjusted EBITDA margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company’s control.

Vote the BLUE Proxy Card for Xperi’s Director Nominees We strongly urge shareholders to vote the BLUE proxy card for our highly qualified and experienced nominees and withhold on Rubric’s candidates to support the continued execution of our strategy that is delivering results Brokers and Banks: (203) 658-9400 All Others Call Toll-free: (800) 662-5200 Email: XPER@info.morrowsodali.com û û û û û û û

Appendix Peer Group and Public IP Sector

Performance Peer Group We compare our performance against a peer group of publicly-traded companies with similar operations, end markets and customers Company Market Cap ($M)1 Enterprise Value ($M)1 Employees1 Xperi Inc $475 $411 2,100 Amdocs Limited $9,888 $10,134 30,695 Brightcove Inc. $72 $75 671 Cerence Inc. $402 $586 1,700 Dolby Laboratories, Inc. Class A $4,722 $6,800 2,246 Harmonic Inc. $1,052 $1,124 1,359 Roku, Inc. Class A $7,401 $6,945 3,150 VIZIO Holding Corp. Class A $1,315 $1,801 900 Note: “Performance Peers” refer to the comparable public companies referenced during Xperi’s 2022 Investor Day presentation on September 20, 2022. Source: FactSet. Data as of April 29, 2024. Although there is no single company that is directly comparable to Xperi given our presence in several different markets, we believe that the companies below – all of which we referenced in our 2022 Investor Day presentation as various peers – are the most appropriate comparators

Public IP Sector

Company	Market Cap ($M)[1]	Enterprise Value ($M)[1]	Notes
Universal Display	$7,686	$7,228	Has benefitted from significant growth in OLED screens over the last decade
Rambus	$6,567	$6,311	Increasing demand in data center has driven consistent revenue growth
Marathon Patent (n/k/a Marathon Digital)	$5,096	$2,796	Sold a 7.4% stake to FMR in 2021 and changed name to Marathon Digital
InterDigital	$2,561	$2,452	Has shifted focus from wireless communications to entertainment products and services
Adeia	$1,070	$1,670	Separated from Xperi Inc. in 2022
Acacia Research	$489	$78	Now operates largely as a public investment platform for its controlling shareholder
Digimarc	$466	$423	Have transitioned to a cloud-based product and platform model
Ceva	$481	$318	Completed strategic review in 2023 and refocusing investments and R&D efforts
Immersion	$230	$76	Has balanced long-term revenue decline with aggressive focus on cost control
Wi-LAN (n/k/a Quarterhill)	$145	$167	Changed name to Quarterhill in 2017; sold Wi-LAN to Owlpoint in 2023
ICO Global Communications (n/k/a Pendrell)	$113	($76)	Changed name to Pendrell in 2011; delisted in 2017
Unwired Planet (n/k/a Great Elm Capital)	$98	$207	Separated its IP and product businesses in 2016; sold IP to Great Elm
ITUS Corp. (n/k/a Anixa Biosciences)	$96	$70	Completed reverse merger in 2018 and now operates as a biotech company
Blue Calypso (n/k/a SAB Biotherapeutics)	$39	($28)	Merged with SPAC in 2021 and now operates as a biotech company
Aware	$36	$13	Transitioning to a subscription-based revenue model
SBC Inc. (n/k/a Neonode)	$34	$18	Changed name to Neonode in 2007; filed for bankruptcy in 2008
VirnetX	$20	($34)	Pivot to product sales has been challenging and yielded little revenue
Spherix (n/k/a Dominari Holdings)	$16	$1	Shifted strategy to drug development and changed name
ParkerVision	$14	$21	Have been focusing exclusively on patent enforcement and licensing since 2019
Document Security (n/k/a DSS)	$12	$101	Most IP licensing activities have been wound down or discontinued
Vringo (n/k/a XWELL)	$7	$3	Has had a series of name changes and now operates as a diversified holding company
MGT Capital Investments	$1	$2	Trades OTC at less than $0.01 per share
Finjan Holdings	-	-	Merged with Converted Organics in 2013; taken private by Fortress in 2020
Higher One Holdings	-	-	Taken private by Blackboard in 2016 for $238 million
Internet Patents (n/k/a Prism Technologies)	-	-	Changed name to Prism Technologies in 2015; delisted in 2017
Inventergy	-	-	Acquired by eOn Communications in 2014; delisted in 2017
On Track Innovations	-	-	Delisted in 2019; Nayax LLC acquired remaining assets in 2022
RPX	-	-	Sold Unified OS and Kooby in 2015; taken private by HGGC in 2018
UniPixel	-	-	Filed for Chapter 11 bankruptcy in 2017; delisted in 2024

Note: Based on Lake Street Capital Markets Presentation, as disclosed in article by Bruce Berman, "PIPCO Does Not Mean NPE - Few Public IP Companies Rely Solely on Patent Licensing," IP CloseUp, March 8, 2021.

1. Source: FactSet. Data as of April 29, 2024.

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Appendix Director Biographies

Director Biographies DIRECTOR CURRENT & PAST AFFILIATIONS EXPERIENCE David Habiger Independent Chair Since 2022 Seasoned consumer and technology sector executive with particular expertise in digital media and automotive software Track record of leading technology companies through strategic transactions, including initial public offerings and M&A Current CEO of J.D. Power (2018 – present) CEO of Textura Corporation (2015 – 2016) Senior Advisor at Silver Lake Partners (2012 – 2020) Venture Partner at Pritzker Group (2013 – 2019) CEO of NDS Group (2011 – 2012) President and CEO (among other roles) at Sonic Solutions (1992 – 2011) Other Public Company Directorships: Reddit (2022 – present); Noble Rock Acquisition Corp. (2021 – 2022); Stamps.com (2016 – 2021); Grubhub (2016 – 2021); Enova International (2014 – 2017); Immersion Corp. (2014 – 2017); DTS Inc. (2014 – 2016); Control4 Corp. (2013 – 2019); Textura Corp. (2013 – 2016); Echo Global Logistics (2012 – 2021); ReaID (2011 – 2016); Sonic Solutions (2010 – 2011)

DIRECTOR CURRENT & PAST AFFILIATIONS EXPERIENCE Jon Kirchner CEO and Director Since 2022 Leader in the technology space for 30 years, with extensive experience building licensing and international growth businesses Recognized as a “Leader in Emerging Entertainment” by the Producers Guild of America for significant contributions to the advancement of digital entertainment and storytelling Current CEO of Xperi (2022 – present) and of predecessor entities (2016 – 2022) CEO of DTS, Inc. (2002 – 2016), and prior roles include President & COO (1999 – 2002), EVP, Operations (1998 – 1999) and CFO (1995 – 1998) Senior Consultant at Price Waterhouse LLP (1989 – 1993) Other Public Company Directorships: DTS, Inc. (2002 – 2016) Director Biographies (Continued)

DIRECTOR CURRENT & PAST AFFILIATIONS EXPERIENCE Darcy Antonellis Independent Director Since 2022 Experienced public and private company director and adept leader with decades of experience in media technology, operations and content monetization Three-time Emmy award-winner for achievements in platform engineering and technical production; inducted into the Academy of Motion Pictures Arts & Sciences as a voting member Operating Advisor (Technology, Media, and Telecom) at ABS Capital Partners (2023 – present) Division President of Amdocs Inc. and CEO, Vubiquity (acquired by Amdocs in 2018) (2018 – 2021); Executive Advisor at Amdocs (2021 – 2023) CEO of Vubiquity Inc. (2014 – 2018) CTO and President, Technical Operations at Warner Bros Entertainment (1998 – 2013) Director at Vionlabs, an AI-driven video metadata company Other Public Company Directorships: Bango Plc (2023 – present); Cinemark Holdings (2015 – present) Director Biographies (Continued)

DIRECTOR CURRENT & PAST AFFILIATIONS EXPERIENCE Laura Durr Independent Director Since 2022 Decades of experience managing complex financial strategy and accounting for various sized technology companies Extensive executive leadership, board service, operational and advisory experience at a range of public and private media and consumer technology companies EVP and CFO, Chief Accounting Officer, and various other leadership roles at Polycom Inc. (2004 – 2018) Previously held various executive roles in finance and administration at QuickSilver Technology, C Speed Corporation, Lucent Technologies and Price Waterhouse Other Public Company Directorships: Owlet Inc. (2021 – present); NETGEAR Inc. (2020 – present); TiVo Corp. (2019 – 2020) Director Biographies (Continued)

DIRECTOR CURRENT & PAST AFFILIATIONS EXPERIENCE Christopher Seams Independent Director Since 2022 Experienced public company director and electronics industry executive with deep expertise in product management, sales and marketing and operations Senior Member, Institute of Electrical and Electronics Engineers (IEEE); Certified Director, NACD; Professional Certificate in Advanced Computer Security from Stanford University CEO of Deca Technologies, a subsidiary of Cypress Semiconductor Corp. (2013 – 2016) EVP of Sales and Marketing (among other roles) at Cypress Semiconductor Corp. (1990 – 2013) Prior to 20+ year tenure at Cypress, worked in process development for Advanced Micro Devices and Philips Research Laboratories Other Public Company Directorships: ONTO Innovation (2019 – present) Director Biographies (Continued)

Appendix Non-GAAP Reconciliations and Revenue Information

Statement About Non-GAAP Financial Measures In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s presentation contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; amortization of capitalized cloud computing costs; costs related to actual or planned acquisitions, financing, and divestitures including transaction fees, integration costs, severance, facility closures, and retention bonuses; restructuring costs; separation costs; all forms of stock-based compensation; impairment of assets and goodwill; other items not indicative of our ongoing operating performance, and related tax effects for each adjustment. Management believes that the non-GAAP measures used in this presentation provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this presentation, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Reconciliation of Adjusted EBITDA Q4 2022-Q4 2023 Fiscal Quarter ($ in millions) Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 GAAP Net Loss ($298.0) ($32.9) ($39.4) ($42.1) ($25.3) Adjustments: (+) Interest Expense 0.8 0.8 0.8 0.8 0.8 (+/-) Income Tax Provision (Benefit) 1.1 (0.3) 5.1 9.7 (4.4) (+) Depreciation Expense 4.8 4.1 4.2 4.2 4.1 (+) Amortization Expense 16.6 15.4 15.3 16.0 14.7 EBITDA ($274.7) ($12.9) ($14.0) ($11.3) ($10.1) Adjusted EBITDA:         EBITDA ($274.7) ($12.9) ($14.0) ($11.3) ($10.1) Other Adjustments: (+) Stock-based Compensation 15.5 16.0 18.1 17.6 17.9 (+) Impairment of Long-Lived Assets 7.7 1.1 - - 0.6 (+) Goodwill Impairment 250.6 - - - - (+) Transaction, Separation, Integration and Restructuring Related Costs 4.5 2.6 1.1 3.1 5.1 Adjusted EBITDA $3.6 $6.8 $5.2 $9.3 $13.4 Revenue $135.5 $126.8 $126.9 $130.4 $137.2 Adjusted EBITDA Margin 2.7% 5.3% 4.1% 7.2% 9.8%

Reconciliation of Adjusted EBITDA FY 2022-2023 Fiscal Year ($ in millions) 2022 2023 GAAP Net Loss ($761.2) ($139.7) Adjustments: (+) Interest Expense 1.6 3.1 (+/-) Income Tax Provision (Benefit) 13.6 10.0 (+) Depreciation Expense 20.5 16.6 (+) Amortization Expense 64.1 61.5 EBITDA ($661.4) ($48.4) Adjusted EBITDA:     EBITDA ($661.4) ($48.4) Other Adjustments: (+) Stock-based Compensation 52.2 69.5 (+) Impairment of Long-Lived Assets 7.7 1.7 (+) Goodwill Impairment 604.6 - (+) Transaction, Separation, Integration and Restructuring Related Costs 16.3 11.8 Adjusted EBITDA $19.4 $34.7 Revenue $502.3 $521.3 Adjusted EBITDA Margin 3.9%1 6.7% FY 2022 Adjusted EBITDA is based on carve-out financial numbers from the former parent company for the first three quarters of the year. Actual costs for a standalone public company would have been higher, bringing the Adjusted EBITDA margin closer to breakeven.

Revenue Information As Reported Revenue Fiscal Year ($ in millions) 2022 2023 Pay TV $249.5 $244.7 Consumer Electronics 128.4 132.4 Connected Car 84.2 94.9 Media Platforms 40.2 49.4 Total Revenue $502.3 $521.3 Revenue Excluding AutoSense/Imaging Fiscal Year ($ in millions) 2022 2023 Pay TV $249.5 $244.7 Consumer Electronics 99.2 112.2 Connected Car 82.5 86.1 Media Platforms 40.2 49.4 Total Revenue $471.4 $492.4 FY 2022-2023

Appendix Important Information

Important Information Xperi Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement and a BLUE proxy card with the SEC on April 17, 2024 in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at investor.xperi.com/financials/sec-filings or on the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 1, 2024. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at investor.xperi.com/financials/sec-filings.

Cautionary Note Regarding Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: expectations regarding long term trends, our future results of operations and financial position, margin expansion and overall growth, including, without limitation, anticipated revenue, Adjusted EBITDA and Adjusted EBITDA Margin growth, the strength and capabilities of our Board, our corporate governance oversight and strategy, objectives for future operations, and ongoing strategies and initiatives, including, without limitation, our pursuit of strategic alternatives for Perceive and impacts of the AutoSense divestiture. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this presentation and are based on information available to the Company as of the date of this presentation, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Thank You